                                                     FILED PURSUANT TO 424(b)(5)
                                                   REGISTRATION NO. 333-68359-01
                                                                    333-91576-01

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 7, 1999)

                                     [LOGO]

                                  $180,000,000

                       GABLES REALTY LIMITED PARTNERSHIP

                          5.75% SENIOR NOTES DUE 2007

                               ------------------

    This is a public offering by Gables Realty Limited Partnership of $180,000,000 of 5.75% senior notes due 2007. We will pay interest on the notes twice a year, on January 15 and July 15, beginning on January 15, 2003. The notes will mature on July 15, 2007.

    We may redeem all or part of the notes at any time at the redemption prices described in this prospectus supplement. The notes are unsecured and unsubordinated debt securities. We do not intend to list the notes on any national securities exchange.

    YOU SHOULD REVIEW THE RISKS OF INVESTING IN THE NOTES AS SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS AND IN "ADDITIONAL RISK FACTOR" ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT.
                            ------------------------

                                                              PER NOTE     TOTAL
                                                              --------  ------------
Public Offering Price.......................................  99.732%   $179,517,600
Underwriting Discounts......................................   0.600%   $  1,080,000
Proceeds to Gables (before expenses)........................  99.132%   $178,437,600

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    The underwriters for this offering expect to deliver the notes on July 8, 2002 through the book-entry facilities of The Depository Trust Company.
                            ------------------------

                          JOINT BOOK-RUNNING MANAGERS

JPMORGAN                                                                 WACHOVIA SECURITIES

                            ------------------------

BANC OF AMERICA SECURITIES LLC

       PNC CAPITAL MARKETS, INC.

               SUNTRUST ROBINSON HUMPHREY

                       WELLS FARGO BROKERAGE SERVICES, LLC

                               AMSOUTH BANK

                                       SOUTHTRUST SECURITIES, INC.

June 28, 2002

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Securities are not being offered in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary...............................     S-3
Forward-Looking Statements..................................     S-5
Additional Risk Factor......................................     S-6
Ratios of Earnings to Fixed Charges.........................     S-6
Ratios of Earnings to Combined Fixed Charges and Preferred
  Dividends.................................................     S-6
Use of Proceeds.............................................     S-7
Capitalization..............................................     S-8
Description of Notes........................................     S-9
Additional Federal Income Tax Considerations and
  Consequences of Your Investment...........................    S-19
Underwriting................................................    S-22
Legal Matters...............................................    S-23
Experts.....................................................    S-23

PROSPECTUS

Risk Factors................................................       2
About This Prospectus and Where You Can Find More
  Information...............................................       8
Gables Trust and Gables Realty Limited Partnership..........      10
Use of Proceeds.............................................      10
Ratios of Earnings to Fixed Charges.........................      11
Ratios of Earnings to Combined Fixed Charges and Preferred
  Dividends.................................................      11
Description of Debt Securities..............................      11
Description of Preferred Shares.............................      26
Description of Common Shares................................      33
Description of Warrants.....................................      35
Limits on Ownership of Shares of Beneficial Interest........      36
Important Provisions of Maryland Law and Our Declaration of
  Trust and Bylaws..........................................      38
Federal Income Tax Considerations and Consequences of Your
  Investment................................................      41
Plan of Distribution........................................      56
Legal Matters...............................................      58
Experts.....................................................      58

                         PROSPECTUS SUPPLEMENT SUMMARY

    THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT. BECAUSE THIS IS A SUMMARY, IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY BEFORE DECIDING WHETHER TO INVEST IN THE NOTES.

                                  OUR COMPANY

    Gables Realty Limited Partnership is the "operating partnership" of Gables Residential Trust, a real estate investment trust. Gables Residential Trust conducts substantially all of its business and owns, either directly or indirectly through subsidiaries, substantially all of its assets through Gables Realty Limited Partnership. Unless the context otherwise requires, all references to "we," "us," or "our company" in this prospectus supplement refer collectively to Gables Residential Trust, Gables Realty Limited Partnership and their subsidiaries considered as a single enterprise.

    We are one of the largest owners, operators, developers and acquirors of multifamily apartment communities in markets that have high job growth and have shown resiliency to national economic downturns in the United States. We have a strategic focus on the ownership of Class AA/A multifamily apartment communities that are situated in urban locations or master-planned communities near major employment centers in these regions.

    As of June 28, 2002, we managed a total of 158 multifamily apartment communities comprising 44,479 apartment homes owned by us and our third-party clients. As of June 28, 2002, we owned 73 stabilized multifamily apartment communities comprising 20,449 apartment homes, an indirect 25% interest in one stabilized multifamily apartment community comprising 345 apartment homes, an indirect 20% interest in three stabilized multifamily apartment communities comprising 947 apartment homes and an indirect 8.3% interest in three stabilized multifamily apartment communities comprising 1,118 apartment homes. All of our owned communities are located in the following major metropolitan markets in the states of Texas, Georgia, Florida and Tennessee: Austin, Dallas, Houston, Atlanta, Boca Raton, Orlando, Tampa, Memphis and Nashville, and also in Washington, D.C.

    As of June 28, 2002, we also owned six multifamily apartment communities under development or in lease-up that are expected to comprise 1,409 apartment homes upon completion and an indirect 20% interest in four multifamily apartment communities under development or in lease-up that are expected to comprise 1,077 apartment homes upon completion. In addition, as of June 28, 2002, we owned parcels of land on which we intend to develop two additional communities that we currently expect will comprise approximately 761 apartment homes. We also have rights to acquire additional parcels of land on which we believe we could develop communities. Any future development is subject to permits and other governmental approvals, as well as our ongoing business review, and may not be undertaken or completed.

    We obtain ownership in apartment communities by either developing vacant land into new apartment communities or acquiring existing communities which we sometimes reposition or redevelop. In selecting sites for development, redevelopment or acquisition, we focus on locations in close proximity to expanding employment centers and convenient to recreation areas, entertainment, shopping and dining. As a result, we believe that the locations of the communities we currently own and the land parcels on which we have the right to develop new communities are attractive to the type of residents we seek.

    Gables Residential Trust elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes and, as mentioned above, operates principally through Gables Realty Limited Partnership. Gables Residential Trust is an 80.7% economic owner of the common equity of Gables Realty Limited Partnership as of June 28, 2002. Gables Residential Trust's common shares of beneficial interest are listed on the NYSE under the symbol "GBP." The notes will be issued by Gables Realty Limited Partnership and are not obligations of Gables Residential Trust. The notes will not be listed on the NYSE or any other exchange.

    Our executive offices are located at 6551 Park of Commerce Blvd., Suite 100 in Boca Raton, Florida 33487 and our telephone number is (561) 997-9700.

                                  THE OFFERING

    For a more complete description of the notes specified in the following summary, please see "Description of Notes" in this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus.

Securities offered.....................  $180,000,000 principal amount of 5.75% senior notes due
                                         2007.

Maturity...............................  July 15, 2007.

Interest payment dates.................  Semi-annually on January 15 and July 15, commencing on
                                         January 15, 2003.

Ranking................................  The notes:

                                         - will be direct, senior, unsecured obligations;

                                         - will rank equally with each other and with all of our
                                         unsecured and unsubordinated indebtedness; and

                                         - will be effectively subordinated to our mortgages and
                                         our other secured indebtedness and other liabilities of
                                           our subsidiaries.

Use of proceeds........................  We intend to use the net proceeds from this offering to repay a portion of our outstanding unsecured indebtedness
                                         and/or to redeem outstanding shares of our 8.30% Series A
                                         cumulative redeemable preferred shares, which we have the
                                         right to redeem on or after July 24, 2002. See "Use of
                                         Proceeds."

Optional redemption....................  We may redeem some or all of the notes at the redemption prices set forth on page S-13 in the section entitled
                                         "Description of the Notes--Optional Redemption."

General indenture provisions...........  We will issue the notes under an indenture with Wachovia
                                         Bank, National Association, as successor to First Union
                                         National Bank. The indenture, among other things,
                                         restricts our ability to:

                                         - borrow money;

                                         - use assets as security in other transactions; and

                                         - sell certain assets or merge into other companies.

                           FORWARD-LOOKING STATEMENTS

    This prospectus supplement and the accompanying prospectus, including the information incorporated by reference, contain statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. When we use the words "believe," "expect," "anticipate," "intend," "estimate," "project," "assume" and other similar expressions, they are generally forward-looking statements. These statements include, among other things, statements regarding our intent, belief or expectations with respect to:

    - our declaration or payment of distributions;

    - our potential developments or acquisitions or dispositions of properties, assets or other public or private companies;

    - our policies regarding investments, indebtedness, acquisitions, dispositions, financings, conflicts of interest and other matters;

    - Gables Residential Trust's qualification as a REIT under the Internal Revenue Code;

    - the real estate markets in which we operate;

    - the availability of debt and equity financing;

    - interest rates;

    - general economic conditions; and

    - trends affecting our financial condition or results of operations.

    You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to differ materially from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements. In addition to the factors discussed under "Risk Factors" in the accompanying prospectus and "Additional Risk Factor" in this prospectus supplement, some of the factors that might cause these differences include, but are not limited to, the following:

    - we may abandon or fail to secure development opportunities;

    - construction costs of a community may exceed original estimates;

    - construction and lease-up may not be completed on schedule, resulting in increased debt service expense and construction costs and reduced rental revenues;

    - occupancy rates and market rents may be adversely affected by local economic and market conditions which are beyond our control;

    - financing may not be available to us, or may not be available on favorable terms;

    - our cash flow may be insufficient to meet required payments of principal and interest; and

    - our existing indebtedness may mature in an unfavorable credit environment, preventing such indebtedness from being refinanced, or, if refinanced, causing such refinancing to occur on terms that are not as favorable as the terms of the existing indebtedness.

    We caution you that, while forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. In addition, we disclaim any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

                             ADDITIONAL RISK FACTOR

    The following is an additional risk factor you should consider, together with all of the other information included in the accompanying prospectus and this prospectus supplement, before you decide to purchase any of the notes.

    YOUR REMEDY OR RIGHT OF RECOVERY AGAINST ARTHUR ANDERSEN LLP FOR ANY MATERIAL MISSTATEMENT OR OMISSION IN OUR FINANCIAL STATEMENTS INCORPORATED IN THIS PROSPECTUS SUPPLEMENT MAY BE LIMITED.

    Our consolidated financial statements incorporated in this prospectus supplement, to the extent and for the periods indicated in its reports, have been audited by Arthur Andersen LLP, independent public accountants. Arthur Andersen LLP was found guilty of obstruction of justice arising from the government's investigation of Enron Corp. On May 28, 2002, our Board of Directors and its Audit Committee terminated our engagement of Arthur
Andersen LLP and engaged Deloitte & Touche LLP to serve as our independent public accountants for the calendar year 2002. We have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to include its reports in this prospectus supplement. As a result, one of the two registration statements to which this prospectus supplement relates does not include the written consent of Arthur Andersen LLP in reliance on Rule 437a as promulgated under the Securities Act. Because Arthur Andersen LLP has not consented to the inclusion of its reports in this prospectus supplement, your ability to assert claims against Arthur Andersen LLP under Section 11(a)(4) of the Securities Act for untrue statements of a material fact, if any, contained in the financial statements audited by Arthur Andersen LLP or omissions to state a material fact, if any, required to be stated in such financial statements and, therefore, your right of recovery may be limited. Moreover, even if claims against Arthur Andersen LLP are permitted, Arthur Andersen LLP might not have the financial resources to satisfy any judgment.

                      RATIOS OF EARNINGS TO FIXED CHARGES

    The following table sets forth the consolidated ratios of earnings to fixed charges of Gables Realty Limited Partnership for the periods shown:

                                       THREE MONTHS
                                          ENDED                     YEARS ENDED DECEMBER 31,
                                        MARCH 31,     ----------------------------------------------------
                                           2002         2001       2000       1999       1998       1997
                                       ------------   --------   --------   --------   --------   --------
Ratios...............................      1.48x       1.58x      1.64x      1.73x      1.64x      1.84x

    The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of net income from continuing operations before gain on sale of real estate assets, unusual items and extraordinary items, plus fixed charges. Fixed charges consist of interest expense, capitalized interest, credit enhancement fees and loan cost amortization.

                         RATIOS OF EARNINGS TO COMBINED
                     FIXED CHARGES AND PREFERRED DIVIDENDS

    The following table sets forth the consolidated ratios of earnings to combined fixed charges and preferred dividends of Gables Realty Limited Partnership for the periods shown:

                                       THREE MONTHS
                                          ENDED                     YEARS ENDED DECEMBER 31,
                                        MARCH 31,     ----------------------------------------------------
                                           2002         2001       2000       1999       1998       1997
                                       ------------   --------   --------   --------   --------   --------
Ratios...............................      1.38x       1.46x      1.51x      1.58x      1.53x      1.74x

    The ratio of earnings to combined fixed charges and preferred dividends was computed by dividing earnings by the aggregate of fixed charges and preferred dividends. For this purpose, earnings consist of net income from continuing operations before gain on sale of real estate assets, unusual items and extraordinary items, plus fixed charges and preferred dividends. Fixed charges consist of interest expense, capitalized interest, credit enhancement fees and loan cost amortization.

                                USE OF PROCEEDS

    We estimate that we will receive net proceeds from this offering of approximately $178.0 million after all anticipated issuance costs. We will use such net proceeds to repay a portion of our outstanding unsecured indebtedness and/or to redeem outstanding shares of our 8.30% Series A cumulative redeemable preferred shares, which we have the right to redeem on or after July 24, 2002. In the ordinary course of business, we borrow under one or more of our three unsecured credit facilities to fund acquisitions and developments. As of June 28, 2002, (i) borrowings under our $225 million unsecured credit facility bear interest at a weighted average rate of 2.4% per annum and mature in May, 2005, (ii) borrowings under our $25 million unsecured credit facility bear interest at a rate of 2.7% per annum and mature in October, 2002, and (iii) borrowings under our $75 million unsecured credit facility bear interest at a rate of 2.5% per annum and mature in May, 2005.

    Many of our lenders are affiliated with the underwriters of this offering, and, accordingly, some of the net proceeds of this offering will be paid to affiliates of the underwriters. Specifically, an affiliate of Wachovia Securities, Inc. is the lender under our $25 million unsecured credit facility. In addition, an affiliate of J.P. Morgan Securities Inc. is the lender under our $75 million unsecured borrowing facility. Finally, AmSouth Bank, one of the underwriters, and affiliates of J.P. Morgan Securities Inc., Wachovia Securities, Inc., Banc of America Securities LLC, PNC Capital Markets, Inc., SunTrust Capital Markets, Inc., Wells Fargo Brokerage Services, LLC and Southtrust Securities, Inc. are lenders under our $225 million unsecured credit facility. To the extent that we use the net proceeds of this offering to reduce outstanding indebtedness under these credit facilities, those respective lenders will receive their share of the payments.

                                 CAPITALIZATION

    The following table sets forth the capitalization of Gables Realty Limited Partnership on a historical basis as of March 31, 2002 and as adjusted to give effect to the sale of the notes offered hereby at their face value and the application of the assumed net proceeds therefrom, as if such events had occurred on March 31, 2002. See "Use of Proceeds." The information set forth in the table below should be read in conjunction with our Consolidated Financial Statements and the notes thereto incorporated by reference in this prospectus supplement.

                                                                   MARCH 31, 2002
                                                              ------------------------
                                                              HISTORICAL   AS ADJUSTED
                                                              ----------   -----------
                                                               (DOLLARS IN THOUSANDS)
DEBT:
Notes Payable...............................................  $  253,232   $  253,232
Tax-Exempt Debt.............................................     240,075      240,075
Unsecured Credit Facilities.................................     119,389       56,389
6.80% Notes due 2005........................................     100,000      100,000
7.25% Notes due 2006........................................     150,000      150,000
5.75% Notes due 2007........................................          --      180,000
                                                              ----------   ----------
    Total Debt..............................................     862,696      979,696
                                                              ----------   ----------
Limited Partners' Common Capital Interest (5,960,491 Common
  Units),
  at redemption value.......................................     183,396      183,396
                                                              ----------   ----------
Preferred Partners' Capital Interest (180,000 Series Z
  Preferred Units),
  at $25.00 liquidation preference..........................       4,500        4,500
                                                              ----------   ----------
PARTNERS' CAPITAL:
Preferred Partners (4,600,000 Series A Preferred Units
  (Historical only) and 2,000,000 Series B Preferred Units),
  at $25.00 liquidation preference..........................     165,000       50,000
General Partner (307,306 Common Units)......................       4,972        4,972
Limited Partner (24,462,835 Common Units)...................     317,545      317,545
                                                              ----------   ----------
    Total Partners' Capital.................................     487,517      372,517
                                                              ----------   ----------
    Total Capitalization....................................  $1,538,109   $1,540,109
                                                              ==========   ==========

                              DESCRIPTION OF NOTES

    THE FOLLOWING DESCRIPTION OF THE PARTICULAR TERMS OF THE NOTES OFFERED HEREBY SUPPLEMENTS, AND TO THE EXTENT INCONSISTENT THEREWITH REPLACES, THE DESCRIPTION OF THE GENERAL TERMS AND PROVISIONS OF THE "SENIOR SECURITIES" SET FORTH UNDER "DESCRIPTION OF DEBT SECURITIES" IN THE ACCOMPANYING PROSPECTUS, TO WHICH REFERENCE IS HEREBY MADE.

GENERAL

    The notes constitute a separate series of Senior Securities (which are more fully described in the accompanying prospectus) to be issued under an Indenture, dated as of March 23, 1998, as supplemented by Supplemental Indenture No. 1, dated as of March 23, 1998, Supplemental Indenture No. 2, dated as of
September 30, 1998, Supplemental Indenture No. 3, dated as of October 8, 1998, Supplemental Indenture No. 4, dated as of February 22, 2001, and Supplemental Indenture No. 5, to be dated as of July 8, 2002, between Gables Realty Limited Partnership and Wachovia Bank, National Association, as successor to First Union National Bank, as trustee. The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made hereunder relating to the Indenture and the notes are summaries of certain provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and the notes. All capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture.

    The notes initially will be limited to an aggregate principal amount of $180.0 million and will be direct, senior unsecured recourse obligations of Gables Realty Limited Partnership and will rank equally with all other unsecured and unsubordinated indebtedness of Gables Realty Limited Partnership from time to time outstanding, including indebtedness outstanding from time to time under Gables Realty Limited Partnership's unsecured credit facilities. The notes will be effectively subordinated to the claims of mortgage lenders and others holding secured indebtedness of Gables Realty Limited Partnership and of any Subsidiaries (as defined below) now existing or that may be formed by Gables Realty Limited Partnership in the future as to the specific properties securing such indebtedness. As of March 31, 2002, the total amount of secured indebtedness of Gables Realty Limited Partnership and its Subsidiaries was $378.7 million. In addition, the notes will be effectively subordinated to unsecured indebtedness and other liabilities of any Subsidiaries now existing or that may be formed by Gables Realty Limited Partnership in the future. As of March 31, 2002, the Subsidiaries did not have any such unsecured indebtedness. All such secured indebtedness or unsecured indebtedness of Subsidiaries will have to be satisfied in full before holders of the notes will be able to realize any value from encumbered or indirectly-held properties. The notes will be recourse to all of the assets of Gables Realty Limited Partnership, but will be non-recourse to any general partner or limited partner of Gables Realty Limited Partnership, including Gables Residential Trust, for the repayment of the notes.

    The notes will be represented by a single, fully-registered global note in book-entry form without coupons registered in the name of The Depository Trust Company, or DTC, or its nominee. Beneficial interests in the global note will be shown on, and transfers thereof will be effected only through, records maintained by DTC (with respect to beneficial interests of participants) or by participants or persons that hold interests through participants (with respect to beneficial interests of beneficial owners). Owners of beneficial interests in the global note will be entitled to physical delivery of notes in certificated form equal in principal amount to their respective beneficial interests only under limited circumstances. See "--Book-Entry System." Settlement of the notes will be made in immediately available funds. The notes will trade in DTC's Same-Day Funds Settlement System until maturity or earlier redemption, as the case may be, or until the notes are issued in certificated form, and secondary market trading activity in the notes will therefore settle in immediately available funds. All payments of principal and interest in respect of the notes will be made by Gables Realty Limited Partnership in immediately available funds. See "--Same-Day Settlement and Payment."

    Except as described below under "Certain Covenants--Limitations on Incurrence of Debt" and under "--Merger, Consolidation or Sale of Assets," the Indenture does not contain any provisions that would limit the ability of Gables Realty Limited Partnership to incur indebtedness or that would afford holders of the notes protection in the event of: (i) a highly leveraged or similar transaction involving Gables Realty Limited Partnership or Gables Residential Trust or any affiliate of either such party; (ii) a change of control; or
(iii) a reorganization, restructuring, merger or similar transaction involving Gables Realty Limited Partnership that may adversely affect the holders of the notes. However, certain restrictions on the ownership and transfer of the common shares of Gables Residential Trust designed to preserve its status as a REIT may act to prevent or hinder a change of control. Gables Realty Limited Partnership and its management have no present intention of engaging in a transaction which would result in Gables Realty Limited Partnership's being highly leveraged or that would result in a change of control.

PRINCIPAL AND INTEREST

    The notes will mature on July 15, 2007 and will bear interest at 5.75% per annum from July 8, 2002 or from the immediately preceding interest payment date to which interest has been paid, payable semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 2003 (each such date being an "interest payment date"), to the persons in whose name the applicable notes are registered in the Security Register at the close of business 15 calendar days prior to such interest payment date (regardless of whether such day is a business day) (each such date being a "regular record date"). Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

    Any interest not punctually paid or duly provided for on any interest payment date with respect to a note will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name such note is registered at the close of business on a special record date for the payment of such interest to be fixed by the trustee, notice of which shall be given to the holder of such note not less than ten days prior to such special record date, or may be paid at any time in any other lawful manner, as more particularly described in the Indenture.

    If any interest payment date or maturity falls on a day that is not a business day, the required payment shall be on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such interest payment date or maturity, as the case may be. A "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York are required or authorized by law, regulation or executive order to close.

    The principal of (and premium or Make-Whole Amount (as defined below), if any) and interest on the notes will be payable at the corporate trust office of the agent of the trustee in the City of Atlanta, Georgia, initially located at 999 Peachtree Street, N.E., in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debt, provided that, at the option of Gables Realty Limited Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the Security Register or by wire transfer of funds to such person at an account maintained within the United States.

    The notes will not be subject to any sinking fund provisions and will not be convertible into or exchangeable for any equity interest in Gables Realty Limited Partnership or Gables Residential Trust.

REOPENING OF ISSUE

    Gables Realty Limited Partnership may, from time to time, without the consent of holders of any outstanding notes, reopen an issue of notes and issue additional notes with the same terms (including issue date, maturity, interest rate basis, ranking and CUSIP number) as notes issued on an earlier date. After such additional notes are issued they will be fungible with the notes issued on an earlier date. This provision applies to the notes offered hereby. As a result, if Gables Realty Limited Partnership issues additional notes of this series having the same terms as these notes, those additional notes will, upon issuance and sale, constitute a single series of notes as, and will be fungible with, the notes offered hereby.

CERTAIN COVENANTS

    LIMITATIONS ON INCURRENCE OF DEBT.

    Gables Realty Limited Partnership will not, and will not permit any Subsidiary to, incur any Debt (as defined below), other than intercompany Debt (representing Debt to which the only parties are Gables Residential Trust, Gables Realty Limited Partnership, or any of the Subsidiaries, but only so long as such Debt is held solely by any of the foregoing), if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds therefrom, the aggregate principal amount of all outstanding Debt of Gables Realty Limited Partnership and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication) (i) Gables Realty Limited Partnership's Adjusted Total Assets (as defined below) as of the end of the calendar quarter covered in Gables Realty Limited Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission (or, if such filing is not permitted under the Exchange Act filed with the trustee) prior to the incurrence of such additional Debt, (ii) the purchase price of any real estate assets or mortgages receivable (or interests therein) acquired by Gables Realty Limited Partnership or any Subsidiary since the end of such calendar quarter, including those obtained in connection with the incurrence of such additional Debt and
(iii) the amount of any securities offering proceeds received by Gables Realty Limited Partnership or any Subsidiary since the end of such calendar quarter (to the extent that such proceeds were not used to acquire such real estate assets or mortgages receivable or used to reduce Debt).

    Gables Realty Limited Partnership will not, and will not permit any Subsidiary to, incur any Debt, other than intercompany Debt, if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Debt Service Charge (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1, on a pro forma basis after giving effect to the incurrence of such Debt and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by Gables Realty Limited Partnership and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Debt by Gables Realty Limited Partnership and its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (iii) in the case of Acquired Debt (as defined below) or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by Gables Realty Limited Partnership or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

    Gables Realty Limited Partnership will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of Gables Realty Limited Partnership or any Subsidiary ("Secured Debt"), whether owned at the date of the Indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such Secured Debt and the application of the proceeds therefrom, the aggregate principal amount of all outstanding Secured Debt of Gables Realty Limited Partnership and its Subsidiaries on a consolidated basis is greater than 40% of the sum of (without duplication) (i) Gables Realty Limited Partnership's Adjusted Total Assets as of the end of the calendar quarter covered in Gables Realty Limited Partnership's Annual Report on
Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission (or, if such filing is not permitted under the Exchange Act filed with the trustee) prior to the incurrence of such additional Debt, (ii) the purchase price of any real estate assets or mortgages receivable (or interests therein) acquired by Gables Realty Limited Partnership or any Subsidiary since the end of such calendar quarter, including those obtained in connection with the incurrence of such additional Debt and
(iii) the amount of any securities offering proceeds received by Gables Realty Limited Partnership or any Subsidiary since the end of such calendar quarter (to the extent that such proceeds were not used to acquire such real estate assets or mortgages receivable or used to reduce Debt).

    Gables Realty Limited Partnership will at all times maintain an Unencumbered Total Asset Value (as defined below) in an amount not less than 150% of the aggregate principal amount of all outstanding unsecured Debt of Gables Realty Limited Partnership and its Subsidiaries on a consolidated basis.

    As used herein, and in the Indenture:

    "ACQUIRED DEBT" means Debt of a person (i) existing at the time such person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such person, in each case, other than Debt incurred in connection with, or in contemplation of, such person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a Subsidiary.

    "ADJUSTED TOTAL ASSETS" as of any date means the sum of (i) the amount determined by multiplying the price at which the common shares of Gables Residential Trust were offered in its initial public offering, or IPO, by the sum of (A) the common shares issued in the IPO and (B) the common units of limited partnership of Gables Realty Limited Partnership not held by Gables Residential Trust that were issued in connection with the IPO, (ii) the principal amount of outstanding Debt of Gables Realty Limited Partnership immediately following the IPO and (iii) the purchase price or cost of any real estate assets or mortgages receivable (or interests therein) acquired (including the value of any common units of limited partnership issued in connection therewith) or developed after the IPO and the amount of any securities offering proceeds and other proceeds of Debt received after the IPO (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), adjusted for the proceeds of any real estate assets disposed of by Gables Realty Limited Partnership. This definition of "Adjusted Total Assets" values the assets owned by Gables Realty Limited Partnership at the time of the IPO at the market capitalization of Gables Realty Limited Partnership at that time, which Gables Realty Limited Partnership believes to be a more appropriate measure of the value of those assets than undepreciated book value, which reflects their pre-IPO cost before accumulated depreciation.

    "ANNUAL DEBT SERVICE CHARGE" as of any date means the amount of any interest expensed during the four consecutive fiscal quarters most recently ended prior to such date.

    "CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE" for any period means Consolidated Net Income (as defined below) of Gables Realty Limited Partnership and its Subsidiaries plus amounts which have

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been deducted for (i) interest on Debt of Gables Realty Limited Partnership and its Subsidiaries, (ii) provision for taxes of Gables Realty Limited Partnership and its Subsidiaries based on income, (iii) amortization of debt discount,
(iv) provisions for gains and losses on properties, (v) depreciation and amortization, (vi) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period and
(vii) amortization of deferred charges.

    "CONSOLIDATED NET INCOME" for any period means the amount of net income (or loss) of Gables Realty Limited Partnership and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

    "DEBT" of Gables Realty Limited Partnership or any Subsidiary means any indebtedness of Gables Realty Limited Partnership or any Subsidiary, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by Gables Realty Limited Partnership or any Subsidiary,
(iii) reimbursement obligations in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property by Gables Realty Limited Partnership or any Subsidiary as lessee which is reflected on Gables Realty Limited Partnership's consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles; in the case of items of indebtedness incurred under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on Gables Realty Limited Partnership's consolidated balance sheet in accordance with generally accepted accounting principles; and also includes, to the extent not otherwise included, any obligation of Gables Realty Limited Partnership or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than Gables Realty Limited Partnership or any Subsidiary).

    "SUBSIDIARY" means, with respect to any person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests of which are owned, directly or indirectly, by such person. For the purposes of this definition, "voting equity securities" means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

    "UNENCUMBERED TOTAL ASSET VALUE" as of any date means the sum of (i) the portion of Adjusted Total Assets allocable to Gables Realty Limited Partnership's real estate assets and (ii) the value of all other assets of Gables Realty Limited Partnership and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles (but excluding intangibles and accounts receivable), in each case which are unencumbered by any mortgage, lien, charge, pledge or security interest.

    Compliance with the covenants described herein and with respect to the notes generally may not be waived by Gables Realty Limited Partnership, or by the trustee unless the holders of at least a majority in principal amount of all outstanding notes consent to such waiver; provided, however, that the defeasance and covenant defeasance provisions of the Indenture described under "Discharge, Defeasance and Covenant Defeasance," below, will apply to the notes, including with respect to the covenants described in this prospectus supplement.

OPTIONAL REDEMPTION

    The notes may be redeemed at any time at the option of Gables Realty Limited Partnership, in whole or in part, at a redemption price equal to the sum of
(i) the principal amount of the notes being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount, if any, with respect to such notes (the "Redemption Price").

    If notice of redemption has been given as provided in the Indenture and funds for the redemption of any notes called for redemption shall have been made available on the redemption date referred to in such notice, such notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the holders of the notes from and after the redemption date will be to receive payment of the Redemption Price.

    Notice of any optional redemption of any notes will be given to holders at their addresses, as shown in the Security Register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the notes held by such holder to be redeemed.

    If less than all the notes are to be redeemed at the option of Gables Realty Limited Partnership, Gables Realty Limited Partnership will notify the trustee at least 45 days prior to giving the notice of redemption (or such shorter period as is satisfactory to the trustee) of the aggregate principal amount of notes to be redeemed and their redemption date. The trustee shall select, in such manner as it shall deem fair and appropriate, notes to be redeemed in whole or in part. Notes may be redeemed in part in the minimum authorized denomination for notes or in any integral multiple thereof.

    Neither Gables Realty Limited Partnership nor the trustee shall be required to: (i) issue, register the transfer of or exchange notes during a period beginning at the opening of business 15 days before any selection of notes to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any note, or portion thereof, called for redemption, except the unredeemed portion of any note being redeemed in part; or (iii) issue, register the transfer of or exchange any note that has been surrendered for repayment at the option of the holder, except the portion, if any, of such note not to be so repaid.

    As used herein and in the Indenture:

    "MAKE-WHOLE AMOUNT" means, in connection with any optional redemption or accelerated payment of any note, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third business day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the notes being redeemed or paid.

    "REINVESTMENT RATE" means the yield on Treasury securities at a constant maturity corresponding to the remaining life (as of the date of redemption, and rounded to the nearest month) to stated maturity of the principal being redeemed (the "Treasury Yield"), plus 0.25%. For purposes hereof, the Treasury Yield shall be equal to the arithmetic mean of the yields published in the Statistical Release (as defined below) under the heading "Week Ending" for the "U.S. Government Securities--Treasury Constant Maturities" with a maturity equal to such remaining life; provided, that if no published maturity exactly corresponds to such remaining life, then the Treasury Yield shall be interpolated or extrapolated on a straight-line basis from the arithmetic means of the yields for the next shortest and next longest published maturities. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury Yield in the above manner, then the Treasury Yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by Gables Realty Limited Partnership.

    "STATISTICAL RELEASE" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination of the Make-Whole Amount, then such other reasonably comparable index which shall be designated by Gables Realty Limited Partnership.

MERGER, CONSOLIDATION OR SALE OF ASSETS

    The Indenture provides that Gables Realty Limited Partnership may, without the consent of the holders of any outstanding notes, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that (a) either Gables Realty Limited Partnership shall be the continuing entity, or the successor entity (if other than Gables Realty Limited Partnership) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is organized under the laws of any domestic jurisdiction and assumes Gables Realty Limited Partnership's obligations to pay principal of (and premium or Make-Whole Amount, if any) and interest on all of the notes and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of Gables Realty Limited Partnership or any Subsidiary as a result thereof as having been incurred by Gables Realty Limited Partnership or such Subsidiary at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officers' certificate and legal opinion covering such conditions shall be delivered to the trustee.

EVENTS OF DEFAULT, NOTICE AND WAIVER

    The Indenture provides that the following events are "Events of Default" with respect to the notes:

    - default in the payment of any interest on any notes when such interest becomes due and payable that continues for a period of 30 days

    - default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any notes when due and payable that continues for a period of 5 days

    - default in the performance, or breach, of any other covenant or warranty of Gables Realty Limited Partnership in the Indenture with respect to the notes and continuance of such default or breach for a period of 60 days after there has been given to Gables Realty Limited Partnership by the trustee, or to Gables Realty Limited Partnership and the trustee by the holders of at least 25% in principal amount of the notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture

    - default under any bond, debenture, note, mortgage, Indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Gables Realty Limited Partnership (or by any Subsidiary, the repayment of which Gables Realty Limited Partnership has guaranteed or for which Gables Realty Limited Partnership is directly responsible or liable as obligor or guarantor), having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to Gables Realty Limited Partnership by the trustee, or to Gables Realty Limited Partnership and the trustee by the holders of at least 10% in principal amount of the outstanding notes, a written notice specifying such default and requiring Gables Realty Limited Partnership to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" under the Indenture, provided, however, that such a default on indebtedness which constitutes tax-exempt financing having an aggregate principal amount outstanding not exceeding $25,000,000 that results solely from a failure of an entity providing credit support for such indebtedness to honor a demand for payment on a letter of credit shall not constitute an Event of Default

    - certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Gables Realty Limited Partnership or any Significant Subsidiary or for all or substantially all of either of its property

    See "Description of Debt Securities--Events of Default, Notice and Waiver" in the accompanying prospectus for a description of rights, remedies and other matters relating to Events of Default.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

    The provisions of Article 14 of the Indenture relating to defeasance and covenant defeasance which are described in the accompanying prospectus will apply to the notes, including without limitation the covenants described under "Description of Notes--Certain Covenants."

BOOK-ENTRY SYSTEM

    The notes will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of DTC, and registered in the name of DTC's nominee, Cede & Co. Except under the circumstance described below, the notes will not be issuable in definitive form. Unless and until it is exchanged in whole or in part for the individual notes represented thereby, a global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depository or any nominee of such successor.

    Upon the issuance of a global note, DTC or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual notes represented by such global note to the accounts of persons that have accounts with DTC ("Participants"). Such accounts shall be designated by the underwriters, dealers or agents with respect to the notes. Ownership of beneficial interests in a global note will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of Participants) and records of Participants (with respect to beneficial interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer any beneficial interest in a global note.

    So long as DTC or its nominee is the registered owner of such global note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global note for all purposes under the Indenture and the beneficial owners of the notes will be entitled only to those rights and benefits afforded to them in accordance with DTC's regular operating procedures. Except as provided below, owners of beneficial interest in a global note will not be entitled to have any of the individual notes registered in their names, will not receive or be entitled to receive physical delivery of any such notes in definitive form and will not be considered the owners or holders thereof under the Indenture.

    Payments of principal of and any interest on, individual notes represented by a global note registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the global note representing such notes. None of Gables Realty Limited Partnership, the trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global note for such notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Gables Realty Limited Partnership expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a permanent global note representing any notes, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on the records to DTC or its nominee. Gables Realty Limited Partnership also expects that payments by Participants to owners of beneficial interests in such global note held through such Participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

    If DTC is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by Gables Realty Limited Partnership within 90 days, Gables Realty Limited Partnership will issue individual notes in exchange for the global note or notes representing the notes. In addition, Gables Realty Limited Partnership may, at any time and in its sole discretion, determine not to have any notes represented by one or more global notes and, in such event, will issue individual notes in exchange for the global note or notes representing the notes.

    DTC has advised Gables Realty Limited Partnership of the following information regarding DTC: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among its Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry charges in its Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct Participant of DTC, either directly or indirectly. The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

SAME-DAY SETTLEMENT AND PAYMENT

    Settlement for the notes will be made by the underwriters in immediately available funds. All payments of principal and interest in respect of the notes will be made by Gables Realty Limited Partnership in immediately available funds.

    Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing house or next-day funds. In contrast, the notes will trade in DTC's Same-Day Funds Settlement System until maturity or until the notes are issued in certificated form, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

GOVERNING LAW

    The Indenture is governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such state.

NO PERSONAL LIABILITY OR RECOURSE

    No recourse under or upon any obligation, covenant or agreement contained in the Indenture or the notes, or because of any indebtedness evidenced thereby, shall be had (i) against Gables Residential Trust or any other past, present or future partner in Gables Realty Limited Partnership, (ii) against any other person or entity which owns an interest, directly or indirectly, in any partner of Gables Realty Limited Partnership, or (iii) against any past, present or future shareholder, employee, officer or director, as such, of Gables GP, Inc., the general partner of Gables Realty Limited Partnership, or any successor, either directly or through Gables Residential Trust or Gables Realty Limited Partnership or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder of notes waives and releases all such liability by accepting such notes. The waiver and release are part of the consideration for the issue of the notes.

                  ADDITIONAL FEDERAL INCOME TAX CONSIDERATIONS
                      AND CONSEQUENCES OF YOUR INVESTMENT

    The following is a supplemental discussion of the material federal income tax considerations and consequences associated with an investment in our securities, which supplements the considerations discussed under "Federal Income Tax Considerations and Consequences of Your Investment" beginning on page 41 of the accompanying prospectus.

    WE URGE YOU, AS A PROSPECTIVE INVESTOR, TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO YOU OF THE PURCHASE, HOLDING AND SALE OF OUR SECURITIES.

    The REIT Modernization Act, effective for taxable years beginning after December 31, 2000, amended various Internal Revenue Code provisions relating to the qualification and taxation of REITs. Other statutory and regulatory changes have also affected the treatment of REITs and the consequences of investing in a REIT.

FEDERAL INCOME TAXATION

    We are subject to federal income tax under certain conditions even if we qualify for taxation as a REIT. The REIT Modernization Act added another instance in which we could be taxed. Specifically, we could be subject to a 100% tax on some items of income and expense that are directly or constructively paid between our company and a taxable REIT subsidiary of our company if and to the extent the IRS successfully adjusted the reported amounts of these items to reflect arm's length amounts.

    A taxable REIT subsidiary of our company is a corporation other than a REIT in which we directly or indirectly hold stock and that has made a joint election with us to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary of our company owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary and noncustomary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular C-corporation.

    We are also subject to a tax if we fail to satisfy either the 75% or 95% gross income test but nonetheless maintain our status as a REIT because we satisfy other requirements. The REIT Modernization Act altered the formula for determining the amount of this penalty tax. If the tax applies, we would be subject to a 100% tax on the net income attributable to the greater of the amount by which we fail the 75% test and the excess of 90% of our gross income (excluding gross income from prohibited transactions) over the amount of such gross income which satisfies the 95% gross income test, multiplied by a fraction intended to reflect our profitability.

REQUIREMENTS FOR QUALIFICATION

    INCOME TESTS. Rents received from a related party tenant do not qualify as rent from real property for purposes of the 95% or 75% income test. Notwithstanding, under limited circumstances we may lease property to a taxable REIT subsidiary of our company, and the rents received from that subsidiary will not be disqualified from being "rents from real property" by reason of our ownership interest in the subsidiary. We can avail ourselves of this exception to the related-party rent rules so long as at least 90% of the leased space of the property is rented to persons who are not related parties or taxable REIT subsidiaries and the taxable REIT subsidiary pays commercially reasonable rent which is on comparable terms to the rent paid by third parties.

    For rents to qualify as rents from real property, a REIT generally must not furnish or render noncustomary services to tenants, subject to certain exceptions. After the REIT Modernization Act, a REIT may provide services with respect to a property or to tenants through a taxable REIT subsidiary, including noncustomary services, without causing the resulting rents to fail to qualify as rents from real property. We currently provide a limited amount of services through taxable REIT subsidiaries.

    ASSET TEST. As a result of the REIT Modernization Act, we must now satisfy four tests relating to the nature and diversification of our assets:

    - at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities;

    - no more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

    - of the investments included in the 25% asset class (other than securities of a taxable REIT subsidiary): (i) the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets,
      (ii) and we may not own more than 10% by value of any one issuer's outstanding securities (subject to a limited exception for certain "straight debt"), and (iii) we may not own securities possessing more than 10% of the total voting power of the issuer's outstanding securities; and

    - the aggregate value of the securities we own in our taxable REIT subsidiaries may not exceed 20% of the value of our total assets.

    Each management company owned by Gables Realty Limited Partnership is a taxable REIT subsidiary of our company.

    ANNUAL DISTRIBUTION REQUIREMENTS. The REIT Modernization Act reduced the minimum distribution requirements necessary for us to be taxed as a REIT from 95% of our REIT taxable income and our net income from foreclosure property to 90% of these amounts.

    We may be subject to an entity-level corporate tax on the disposition of property acquired from a C-corporation in a carry-over basis transaction if we acquired the property with built-in gain. Under new Treasury Regulations, the amount of the after-tax built-in gain recognized on the disposition is included in the computation of our REIT taxable income and therefore in the determination of whether we have satisfied the 90% distribution requirements applicable to REITs.

TAXATION OF HOLDERS OF DEBT SECURITIES

    STATED INTEREST AND MARKET DISCOUNT. A holder of a debt instrument acquired at a market discount may elect to include the market discount in income as the discount thereon accrues. The current inclusion election may not be revoked without the consent of the IRS.

BACKUP WITHHOLDING ON SECURITIES

    The rate of backup withholding is currently 30%, and will decline periodically to 28% in 2006.

OTHER TAX CONSIDERATIONS

    MANAGEMENT COMPANIES. The management companies are taxable REIT subsidiaries of our company. Consequently, we are not required to limit our ownership of the securities of any one management company to 5% or less of our total assets.

SPECIAL TAX CONSIDERATIONS OF NON-UNITED STATES SHAREHOLDERS

    WITHHOLDING OBLIGATIONS FROM DISTRIBUTIONS TO FOREIGN SHAREHOLDERS. We generally will be required to withhold from distributions to non-United States shareholders, and remit to the IRS, 30% of ordinary dividends paid out of earnings and profits, subject to any applicable tax treaties. Under current Treasury regulations, we are permitted, but not required, to estimate whether a dividend will be paid out of earnings and profits. Final Treasury regulations governing withholding on certain amounts paid to non-United States shareholders apply to payments after December 31, 2000. A non-United States shareholder should consult his or her tax advisor to determine the effect, if any, of these regulations on the shareholder.

                                  UNDERWRITING

    We are offering the notes described in this prospectus supplement through a number of underwriters. We entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we agreed to sell to the underwriters, and each underwriter separately agreed to purchase from us, the principal amount of notes listed next to its name below:

                                                              PRINCIPAL AMOUNT
UNDERWRITER                                                       OF NOTES
-----------                                                   ----------------
J.P. Morgan Securities Inc..................................    $ 72,000,000
Wachovia Securities, Inc....................................      72,000,000
Banc of America Securities LLC..............................       8,100,000
PNC Capital Markets, Inc....................................       8,100,000
SunTrust Capital Markets, Inc...............................       8,100,000
Wells Fargo Brokerage Services, LLC.........................       8,100,000
AmSouth Bank................................................       1,800,000
Southtrust Securities, Inc..................................       1,800,000
                                                                ------------
      Total.................................................    $180,000,000

    The underwriting agreement provides that the underwriters must buy all of the notes from us if they buy any of them. Any underwriter may retain the notes, purchase the notes for its own account or sell the notes to an affiliate.

    MARKET MAKING. The notes are a new issue of securities with no established trading market and will not be listed on any national securities exchange. The underwriters have advised us that they intend to make a market for the notes, but they have no obligation to do so and may discontinue market making at any time without providing any notice. Consequently, an active trading market for the notes may not develop.

    DEALERS' COMPENSATION. The underwriters initially will offer the notes to the public at the price specified on the cover page of this prospectus supplement. The underwriters may allow to selected dealers a concession of not more than 0.35% of the principal amount of the notes. The underwriters may also allow, and any other dealers may reallow, a concession of not more than 0.25% of the principal amount of the notes to some other dealers. If all the notes are not sold at the public offering price, the underwriters may change the public offering price and the other selling terms. A change in the public offering price will not affect the amount of proceeds that we receive.

    INDEMNIFICATION OF THE UNDERWRITERS. We will indemnify the underwriters against some civil liabilities, including liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the underwriting agreement. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

    STABILIZATION AND OTHER TRANSACTIONS. In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the price of the notes. Finally, the underwriters may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of these activities at any time.

    OFFERING EXPENSES. The expenses of this offering, not including the underwriting discount, are estimated to be approximately $437,600 and will be paid by us. Expenses include the SEC filing fee, rating agency fees, printing expenses, legal and accounting fees, trustee fees and other miscellaneous fees and expenses.

    RELATED TRANSACTIONS. Some of the underwriters have in the past and may in the future perform financial advisory services for us. AmSouth Bank and affiliates of the other underwriters perform commercial banking services for us. Specifically, affiliates of J.P. Morgan Securities Inc., Wachovia
Securities, Inc., Banc of America Securities LLC, PNC Capital Markets, Inc., SunTrust Capital Markets, Inc., Wells Fargo Brokerage Services, LLC and Southtrust Securities, Inc. are among the lenders under credit facilities and will receive their share of the net offering proceeds used to repay those credit facilities. See "Use of Proceeds." Additionally, we participate in joint ventures with an affiliate of J.P. Morgan Securities Inc., for the purpose of investing in and developing selected real estate assets.

    NASD RULE COMPLIANCE. Because more than 10% of the net offering proceeds may be paid to affiliates of the underwriters, this offering is being conducted in accordance with Conduct Rule 2710(c)(8) of the National Association of Securities Dealers, Inc.

                                 LEGAL MATTERS

    Certain legal matters, including the legality of the notes being offered hereby, are being passed upon for Gables Realty Limited Partnership by Goodwin Procter LLP. Certain legal matters related to this offering are being passed upon for the underwriters by O'Melveny & Myers LLP, San Francisco, California.

                                    EXPERTS

    The consolidated financial statements incorporated by reference in the accompanying prospectus and this prospectus supplement and elsewhere in the registration statement of which each is a part, have been audited by Arthur Andersen LLP, independent accountants, and are incorporated herein in reliance on the authority of that firm as experts in giving such reports. We have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen to include its reports in this prospectus supplement, and we have omitted that consent from one of the two registration statements to which this prospectus relates in reliance on Rule 437a promulgated under the Securities Act. As a result, your ability to assert claims against Arthur Andersen may be limited.

                                     [LOGO]

                                  $500,000,000

                            GABLES RESIDENTIAL TRUST

                                PREFERRED SHARES

                                 COMMON SHARES

                                    WARRANTS

                                  $300,000,000

                       GABLES REALTY LIMITED PARTNERSHIP

                                DEBT SECURITIES

                             ---------------------

    This prospectus provides you with a general description of equity securities that Gables Residential Trust may offer and debt securities that Gables Realty Limited Partnership may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of such offering and may add to or update the information in this prospectus.

    Our common shares and currently outstanding Series A preferred shares are listed on the New York Stock Exchange under the symbols "GBP" and "GBP Pra," respectively.

                            ------------------------

    BEGINNING ON PAGE 4, WE HAVE LISTED SEVERAL "RISK FACTORS" THAT YOU SHOULD CONSIDER.

                            ------------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The Attorney General of the State of New York has not passed on or endorsed the merits of this offering.

                  The date of this prospectus is June 7, 1999.

    UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCES TO "WE," US," "OUR COMPANY" OR "GABLES TRUST" IN THIS PROSPECTUS REFER COLLECTIVELY TO GABLES RESIDENTIAL TRUST, A MARYLAND REAL ESTATE INVESTMENT TRUST, AND ITS SUBSIDIARIES, INCLUDING GABLES REALTY LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP, AND THEIR RESPECTIVE PREDECESSOR ENTITIES FOR THE APPLICABLE PERIODS, CONSIDERED AS A SINGLE ENTERPRISE. GABLES GP, INC., A WHOLLY-OWNED SUBSIDIARY OF GABLES TRUST, IS THE SOLE GENERAL PARTNER OF GABLES REALTY LIMITED PARTNERSHIP.

                                  RISK FACTORS

    BEFORE YOU INVEST IN OUR SECURITIES, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS TOGETHER WITH ALL OF THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT BEFORE YOU DECIDE TO PURCHASE OUR SECURITIES. THIS SECTION INCLUDES OR REFERS TO CERTAIN FORWARD-LOOKING STATEMENTS; YOU SHOULD REFER TO THE EXPLANATION OF THE QUALIFICATIONS AND LIMITATIONS ON SUCH FORWARD-LOOKING STATEMENTS DISCUSSED IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

DEVELOPMENT AND CONSTRUCTION RISKS COULD IMPACT OUR PROFITABILITY

    We intend to continue to develop and construct multifamily apartment home communities. Our development and construction activities may be exposed to the following risks:

    - we may be unable to obtain, or face delays in obtaining, necessary zoning, land-use, building, occupancy, and other required governmental permits and authorizations, which could result in increased costs and could require us to abandon our activities entirely with respect to the project for which we are unable to obtain permits or authorizations;

    - we may abandon development opportunities that we have already begun to explore, and as a result we may fail to recover expenses already incurred in connection with exploring such development opportunities;

    - we may incur construction costs for a community which exceed our original estimates due to increased materials, labor or other costs, which could make completion of the community uneconomical, and we may not be able to increase rents to compensate for the increase in construction costs;

    - occupancy rates and rents at a newly completed development may fluctuate depending on a number of factors, including market and economic conditions, and may result in the community not being profitable;

    - we may not be able to obtain financing with favorable terms for the development of a community, which may make us unable to proceed with its development; and

    - we may be unable to complete construction and lease-up of a community on schedule, resulting in increased debt service expense and construction or reconstruction costs.

    Construction costs have been increasing in our target markets, and the cost to update acquired communities has, in some cases, exceeded our original estimates. We may experience similar cost increases in the future. Our inability to charge rents that will be sufficient to offset the effects of any increases in reconstruction costs may impact our profitability.

ACQUISITIONS MAY NOT YIELD ANTICIPATED RESULTS

    We intend to continue to acquire multifamily apartment home communities on a select basis. Our acquisition activities and their success may be exposed to the following risks:

    - the acquired property may fail to perform as we expected in analyzing our investment; and

    - our estimate of the costs of repositioning or redeveloping the acquired property may prove inaccurate.

POLICY OF LIMITING DEBT LEVEL MAY BE CHANGED

    While our current policy is not to incur debt that would make a ratio of debt-to-total-market-capitalization greater than 60%, our Amended and Restated Declaration of Trust, as amended, and Second Amended and Restated Bylaws, as amended, do not contain any such limitations. Our ratio of debt-to-total-market-capitalization (i.e., the total consolidated debt of Gables Trust as a percentage of the market value of issued and outstanding equity securities plus total consolidated debt) as of December 31, 1998 was approximately 46.8%. Throughout this prospectus we will refer to our Amended and Restated Declaration of Trust, as amended, as our "declaration of trust" and to our Second Amended and Restated Bylaws, as amended, as our "bylaws." Because we do not have any debt incurrence restrictions in our declaration of trust or bylaws, we could increase the amount of outstanding debt at any time. In the event that the price of our common shares increases, we could incur additional debt without increasing the ratio of debt-to-total-market-capitalization and without a concurrent increase in our ability to service such additional debt.

INCURRENCE OF ADDITIONAL DEBT AND RELATED ISSUANCE OF EQUITY MAY BE DILUTIVE TO
  SHAREHOLDERS

    Future issuance of equity may dilute the interest of existing shareholders. To the extent that additional equity securities are issued to finance future developments and acquisitions instead of incurring additional debt, the interests of our existing shareholders could be diluted. Our ability to execute our business strategy depends on our access to an appropriate blend of debt financing, including unsecured lines of credit and other forms of secured and unsecured debt, and equity financing, including common and preferred equity.

INSUFFICIENT CASH FLOW COULD AFFECT OUR DEBT FINANCING AND CREATE REFINANCING
  RISK

    We are subject to the risks normally associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest. We anticipate that only a small portion of the principal of our debt will be repaid prior to maturity. Although we may be able to use cash flow to make future principal payments, we cannot assure you that sufficient cash flow will be available to make all required principal payments. Therefore, we are likely to need to refinance at least a portion of our outstanding debt as it matures. There is a risk that we may not be able to refinance existing debt or that the terms of any refinancing will not be as favorable as the terms of the existing debt.

RISING INTEREST RATES WOULD INCREASE INTEREST COSTS AND COULD AFFECT THE MARKET
  PRICE OF OUR SECURITIES

    We expect to incur variable rate debt under credit facilities in connection with the acquisition, construction and reconstruction of multifamily apartment communities in the future, as well as for other purposes. Accordingly, if interest rates increase, so will our interest costs to the extent the variable rate increase is not hedged effectively. In addition, an increase in market interest rates may lead purchasers of our securities to demand a higher annual yield, which could adversely affect the market price of our outstanding equity or debt securities.

INTEREST RATE HEDGING CONTRACTS MAY INVOLVE MATERIAL CHANGES AND MAY NOT PROVIDE
  ADEQUATE PROTECTION

    From time to time when we anticipate offerings of debt securities, we may seek to decrease our exposure to fluctuations in interest rates during the period prior to the pricing of the securities by entering into interest rate hedging contracts. We may do so to increase the predictability of our financing costs. Also, from time to time we rely on interest rate hedging contracts to offset our exposure to moving interest rates with respect to debt financing arrangements at variable interest rates. The settlement of interest rate hedging contracts has in the past and may in the future involve charges to earnings that may be material in amount. Such charges are typically driven by the extent and timing of fluctuations in interest rates. Despite our efforts to minimize our exposure to interest rate fluctuations, there is no guarantee that we will be able to maintain our hedging contracts at their existing levels of coverage or that the amount of coverage maintained will cover all of our outstanding indebtedness at any such time. If our efforts are unsuccessful, we may not meet our objective of reducing the extent of our exposure to interest rate fluctuations.

BOND COMPLIANCE REQUIREMENTS COULD LIMIT INCOME AND RESTRICT USE OF COMMUNITIES AND CAUSE FAVORABLE FINANCING TO BECOME UNAVAILABLE

    Some of our multifamily apartment communities are financed with obligations issued by various local government agencies or instrumentalities, the interest on which is exempt from federal income taxation. These obligations are commonly referred to as "tax-exempt bonds." The bond compliance requirements for our current tax-exempt bonds, and the requirements of any future tax-exempt bond financing, may have the effect of limiting our income from communities subject to such financing. Under the terms of our tax-exempt bonds, we must comply with various restrictions on the use of the communities financed by such bonds, including a requirement that a percentage of apartments be made available to low and middle income households.

    In addition, some of our tax-exempt bond financing documents require that a financial institution guarantee payment of the principal of, and interest on, the bonds. The guarantee may take the form of a letter of credit, surety bond, guarantee agreement or other additional collateral. If the financial institution defaults in its guarantee obligations, or we are unable to renew the applicable guarantee or otherwise post satisfactory collateral, the local government agency or instrumentality, as appropriate, will declare us in default under the applicable tax-exempt bonds and could foreclose upon the community.

FAILURE TO GENERATE SUFFICIENT REVENUE COULD LIMIT CASH FLOW AVAILABLE FOR DEBT SERVICE AND DISTRIBUTIONS TO SHAREHOLDERS

    If our communities do not generate revenues sufficient to meet our operating expenses, including debt service and capital expenditures, our cash flow and ability to make required payments of interest and principal on our debt securities and pay distributions to our shareholders will be adversely affected. The following factors, among others, may adversely affect the revenues generated by our apartment communities.

    - the national and local economic climates;

    - local real estate market conditions, such as oversupply of apartment homes;

    - the perceptions by prospective residents of the safety, convenience and attractiveness of our communities and the neighborhoods where they are located;

    - our ability to provide adequate management, maintenance and insurance; and

    - increased operating costs, including real estate taxes and utilities.

    Significant expenditures associated with each investment such as debt service payments, if any, real estate taxes, insurance and maintenance costs are generally not reduced when circumstances cause a reduction in income from a community. For example, if we mortgage a community to secure payment of debt and are unable to meet the mortgage payments, we could sustain a loss as a result of foreclosure on the community or the exercise of other remedies by the mortgagee.

UNFAVORABLE CHANGES IN MARKET AND ECONOMIC CONDITIONS COULD HURT OCCUPANCY OR
  RENTAL RATES

    The market and economic conditions in metropolitan areas of the southeastern and southwestern regions of the United States may significantly affect apartment home occupancy or rental rates. Occupancy and rental rates in those markets, in turn, may significantly affect our profitability and our ability to satisfy our financial obligations. The risks that may affect conditions in those markets include the following:

    - the economic climate, which may be adversely impacted by plant closings, industry slowdowns and other factors;

    - real estate conditions such as an oversupply of, or a reduced demand for, apartment homes;

    - a decline in household formation that adversely affects occupancy or rental rates;

    - the inability or unwillingness of residents to pay rent increases;

    - the potential effect of rent control or rent stabilization laws, or other laws regulating housing, on any of our communities, which could prevent us from raising rents to offset increases in operating costs; and

    - the condition of the rental market, which may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates.

    Any of these risks could adversely affect our ability to achieve our desired yields on our communities and to make expected distributions to shareholders.

DIFFICULTY OF SELLING APARTMENT COMMUNITIES COULD LIMIT FLEXIBILITY

    Real estate in the metropolitan areas of the southeastern and southwestern regions of the United States can be hard to sell, especially if market conditions are poor. This difficulty may limit our ability to change our portfolio promptly in response to changes in economic or other conditions. In addition, federal tax laws limit our ability to sell communities that we have owned for fewer than four years, and this limitation may affect our ability to sell communities without adversely affecting returns to our shareholders.

INCREASED COMPETITION COULD LIMIT OUR ABILITY TO LEASE APARTMENT HOMES OR
  INCREASE OR MAINTAIN RENTS

    Our apartment communities in metropolitan areas compete with numerous housing alternatives in attracting residents, including other rental apartments and single-family homes that are available for rent, as well as new and existing single-family homes for sale. Competitive residential housing in a particular area could adversely affect our ability to lease apartment homes and increase or maintain rents.

SIGNIFICANT NEW OPERATIONS AND ACQUIRED COMMUNITIES UNDER MANAGEMENT REQUIRE INTEGRATION WITH THE EXISTING BUSINESS AND, IF NOT PROPERLY INTEGRATED, COULD CREATE INEFFICIENCIES

    Our ability to manage growth effectively will require us, among other things, to successfully apply our experience in managing our existing portfolio of multifamily apartment communities to a larger number of properties. In addition, we must be able to successfully manage the integration of new management and operations personnel as our organization grows in size and complexity.

FAILURE TO SUCCEED IN NEW MARKETS MAY LIMIT GROWTH

    We may make selected acquisitions outside of our current market areas from time to time, if appropriate opportunities arise. Our historical experience in the southeastern and southwestern regions of the United States does not ensure we will be able to operate successfully in other market areas that are new to us. We may be exposed to a variety of risks if we choose to enter into new markets. These risks include, among others:

    - a lack of market knowledge and understanding of the local economies;

    - an inability to obtain land for development or to identify acquisition opportunities;

    - an inability to obtain construction tradespeople; and

    - an unfamiliarity with local governmental and permitting procedures.

DECREASE OF FEE MANAGEMENT BUSINESS WOULD RESULT IN DECREASE IN REVENUES

    We manage properties owned by third parties for a fee. Most of our management contracts are terminable upon 30-days notice. There is a risk that the management contracts will be terminated and/or that the rental revenues upon which management fees are based will decline and management fee income will decrease accordingly.

SHARE OWNERSHIP LIMIT MAY PREVENT TAKEOVERS BENEFICIAL TO SHAREHOLDERS

    For us to maintain our qualification as a real estate investment trust for federal income tax purposes, five or fewer individuals may not own, directly or indirectly, more than 50% in value of our outstanding shares of beneficial interest. As defined for federal income tax purposes, the term "individuals" includes a number of specified entities. See "Federal Income Tax Considerations and Consequences of Your Investment" on page 40. Our declaration of trust includes restrictions regarding transfers of our shares of beneficial interest and ownership limits that are intended to assist us in satisfying such limitations. The ownership limit may have the effect of delaying, deferring or preventing someone from taking control of us, even though such a change of control could involve a premium price for our shareholders or otherwise could be in our shareholders' best interests. See "Limits on Ownership of Shares of Beneficial Interest" on page 35.

LIMITS ON CHANGES IN CONTROL MAY DISCOURAGE TAKEOVER ATTEMPTS BENEFICIAL TO
  SHAREHOLDERS

    Our declaration of trust, our bylaws and Maryland law may discourage a third party from attempting to acquire us, which makes a change in control more unlikely. The result may limit the opportunity for shareholders to receive a premium for their common shares over then-prevailing market prices. See "Important Provisions of Maryland Law and Our Declaration of Trust and Bylaws" on page 37.

COMPLIANCE OR FAILURE TO COMPLY WITH AMERICANS WITH DISABILITIES ACT AND OTHER SIMILAR LAWS
COULD RESULT IN SUBSTANTIAL COSTS

    The Americans with Disabilities Act generally requires that public accommodations, including office buildings and hotels, be made accessible to disabled persons. Noncompliance could result in imposition of fines by the federal government or the award of damages to private litigants. If, pursuant to the Americans with Disabilities Act, we are required to make substantial alterations and capital expenditures in one or more of our properties, including the removal of access barriers, it could adversely affect our financial condition and results of operations, as well as the amount of cash available for distribution to our shareholders.

    A number of additional federal, state and local laws exist that impact our communities with respect to access thereto by disabled persons. For example, the Fair Housing Act of 1988 requires apartment communities first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the Fair Housing Act of 1988 could result in the imposition of fines or an award of damages to private litigants.

    We cannot ascertain the ultimate cost of compliance with the Americans with Disabilities Act or other similar legislation. The costs could be substantial.

FAILURE TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST WOULD CAUSE US TO BE TAXED AS A CORPORATION WHICH WOULD SIGNIFICANTLY LOWER FUNDS AVAILABLE FOR DISTRIBUTION TO SHAREHOLDERS

    If we fail to qualify as a real estate investment trust for federal income tax purposes, we will be taxed as a corporation. We believe that we are organized and qualify as a real estate investment trust and intend to operate in such a manner that will allow us to continue to qualify as a real estate investment trust. However, we cannot assure you that we are qualified as such or that we will remain qualified as such in the future. This is because qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code, as to which there are only limited judicial and administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. In addition, future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a real estate investment trust for federal income tax purposes or the federal income tax consequences of such qualification.

    If, in any taxable year, we fail to qualify as a real estate investment trust, we will be subject to federal income tax on our taxable income at regular corporate rates, plus any applicable alternative minimum tax. In addition, unless we are entitled to relief under applicable statutory provisions, we would be disqualified from treatment as a real estate investment trust for the four taxable years following the year in which we lose our qualification. The additional tax liability resulting from the failure to qualify as a real estate investment trust would significantly reduce or eliminate the amount of funds available for distribution to our shareholders. Furthermore, we would no longer be required to make distributions to our shareholders. See "Federal Income Tax Considerations and Consequences of Your Investment" on page 40.

POTENTIAL LIABILITY FOR ENVIRONMENTAL CONTAMINATION COULD RESULT IN SUBSTANTIAL
  COSTS

    We are in the business of acquiring, owning, operating and developing real estate properties. From time to time we will sell to third parties some of our properties. Under various federal, state and local environmental laws, we may be required to investigate and remediate the effects of hazardous or toxic substances or petroleum product releases at our properties. This requirement is often regardless of knowledge or responsibility but by virtue of our current or previous ownership or operation of real estate. In addition, we may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by us in connection with the contamination. These costs could be substantial. The presence of such substances or the failure to properly remediate the contamination may materially and adversely affect our ability to borrow against, sell or rent the affected property. In addition, applicable environmental laws create liens on contaminated sites in favor of the government for damages and costs it incurs in connection with the contamination.

HOLDERS OF MAJORITY IN INTEREST OF DEBT SECURITIES MAY WAIVE RESTRICTIVE
  COVENANTS

    The holders of a majority in aggregate principal amount of any outstanding series of debt securities may, on behalf of all of the holders of such series, waive our compliance with some of the restrictive covenants contained in the indenture governing such securities.

         ABOUT THIS PROSPECTUS AND WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the Securities and Exchange Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the securities offered hereunder. Throughout this prospectus we will refer to the common shares, the preferred shares, the warrants and the debt securities offered hereunder as the "securities." This prospectus is part of the registration statement. This prospectus does not contain all the information contained in the registration statement because we have omitted parts of the registration statement in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, we refer you to the registration statement, which you may read and copy at the public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Securities and Exchange Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may also obtain copies at the prescribed rates from the Public Reference Section of the Securities and Exchange Commission at its principal office in Washington, D.C. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference rooms. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including, Gables Trust and Gables Realty Limited Partnership, that file electronically with the Securities and Exchange Commission. You may access the Securities and Exchange Commission's web site at http://www.sec.gov.

    We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we are required to file reports and proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the locations described above. Copies of such materials can be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Our common shares and currently outstanding Series A preferred shares are listed on the New York Stock Exchange under the symbols "GBP" and "GBP Pra," respectively. You may also read our reports, proxy and other information statements and other information which we file at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    The Securities and Exchange Commission allows us to incorporate by reference the information that we file with them. The Securities and Exchange Commission file number for Gables Residential Trust is 1-12590. The Securities and Exchange Commission file number for Gables Realty Limited Partnership is 000-22683. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede the information in this prospectus and the documents listed below. We incorporate by reference the specific documents listed below for both Gables Trust and Gables Realty Limited Partnership and any future filings made with the Securities and Exchange Commission under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act until we sell all of the securities:

    - Annual Report on Form 10-K for the year ended December 31, 1998;

    - Current Report on Form 8-K dated March 8, 1999;

    - Current Report on Form 8-K dated April 5, 1999;

    - the Proxy Statement prepared by Gables Residential Trust in connection with its 1999 Annual Meeting of Shareholders;

    - the description of Gables Residential Trust's common shares contained in its Registration Statement on Form 8-A, including all amendments and reports updating such description;

    - the description of Gables Residential Trust's 8.30% Series A Cumulative Redeemable Preferred Shares contained in its Registration Statement on Form 8-A; and

    - Gables Realty Limited Partnership's Registration Statement on Form 10, as filed with the Securities and Exchange Commission on June 11, 1997, including all amendments and reports updating such Registration Statement.

    You may request a copy of the documents incorporated by reference at no cost by writing or telephoning us at the following address: Gables Residential Trust, 2859 Paces Ferry Road, Overlook III, Suite 1450, Atlanta, Georgia 30339, attention: Chief Financial Officer. Our telephone number is (770) 436-4600.

               GABLES TRUST AND GABLES REALTY LIMITED PARTNERSHIP

    - We are one of the largest owners, operators, developers and acquirors of multifamily apartment communities in the southeastern and southwestern regions of the United States. We have a strategic focus on the ownership of Class AA/A multifamily apartment communities that are situated in urban locations or master-planned communities near major employment centers in these regions.

    - We obtain ownership in apartment communities by developing vacant land into a new community or by acquiring an existing community that we sometimes reposition or redevelop. In selecting sites for development, redevelopment or acquisition, we focus on locations with close proximity to expanding employment centers and convenience to recreation areas, entertainment, shopping and dining. As a result, we believe that the communities we currently own and the land parcels on which we have the right to develop communities attract the type of residents we seek.

    - Gables Trust is a real estate investment trust organized in 1993 under the laws of the State of Maryland to continue and expand the operations of its privately owned predecessor organization. Gables Trust has elected to be taxed as a real estate investment trust for federal income tax purposes and operates principally through Gables Realty Limited Partnership, a Delaware limited partnership. Excluding Gables Realty Limited Partnership's non-convertible preferred equity, Gables Trust is currently an 80.3% economic owner of Gables Realty Limited Partnership. Gables Trust controls Gables Realty Limited Partnership through Gables GP, Inc., a Texas corporation and a wholly-owned subsidiary, which is the sole general partner of Gables Realty Limited Partnership.

    - Our executive offices are located at 2859 Paces Ferry Road in Atlanta, Georgia 30339, and our telephone number is (770) 436-4600.

                                USE OF PROCEEDS

    We are required by the terms of the partnership agreement of Gables Realty Limited Partnership to invest the net proceeds of any sale of common shares or preferred shares of Gables Trust in Gables Realty Limited Partnership in exchange for additional units of limited partnership of Gables Realty Limited Partnership or preferred units, as the case may be. We will refer to units of limited partnership of Gables Realty Limited Partnership throughout this prospectus as "units." As will be more fully described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities for one or more of the following:

    - repayment of indebtedness;

    - acquisition or development of new properties;

    - maintenance of currently owned properties; and

    - general corporate purposes.

    The prospectus supplement will also include the allocation of the net proceeds from the sale of securities among the various uses listed above.

                      RATIOS OF EARNINGS TO FIXED CHARGES

    The following table sets forth the consolidated ratios of earnings to fixed charges of Gables Trust and the predecessor to Gables Trust for the periods shown. The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of net income
(loss) before minority interest and extraordinary items, plus fixed charges. Fixed charges consist of interest expense, capitalized interest, credit enhancement fees and loan cost amortization.

                                                           YEARS ENDED DECEMBER 31,            JANUARY 26-    JANUARY 1-
                                                   -----------------------------------------   DECEMBER 31,   JANUARY 25
                                                     1998       1997       1996       1995         1994       1994(1)(2)
                                                   --------   --------   --------   --------   ------------   ----------
Ratios...........................................   1.53x      1.97x      1.83x      1.40x        1.83x          .89x

------------------------

(1) The ratio for the period January 1 through January 25, 1994 reflects a period prior to our recapitalization and initial public offering on January 26, 1994.

(2) The earnings for this period were inadequate to cover fixed charges by $146,000.

                         RATIOS OF EARNINGS TO COMBINED
                     FIXED CHARGES AND PREFERRED DIVIDENDS

    The following table sets forth the consolidated ratios of earnings to combined fixed charges and preferred dividends of Gables Trust and the predecessor to Gables Trust for the periods shown. The ratios of earnings to combined fixed charges and preferred dividends were computed by dividing earnings by the aggregate of fixed charges and preferred dividends. For this purpose, earnings consist of net income (loss) before minority interest and extraordinary items, plus fixed charges and preferred dividends. Fixed charges consist of interest expense, capitalized interest, credit enhancement fees and loan cost amortization.

                                                           YEARS ENDED DECEMBER 31,            JANUARY 26-    JANUARY 1-
                                                   -----------------------------------------   DECEMBER 31,   JANUARY 25
                                                     1998       1997       1996       1995         1994       1994(1)(2)
                                                   --------   --------   --------   --------   ------------   ----------
Ratios...........................................   1.44x      1.86x      1.83x      1.40x        1.83x          .89x

------------------------

(1) The ratio for the period January 1 through January 25, 1994 reflects a period prior to our recapitalization and initial public offering on January 26, 1994.

(2) The earnings for this period were inadequate to cover fixed charges by $146,000.

    We will provide you with information in the applicable prospectus supplement as to the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends of Gables Trust as of its most recent fiscal quarter.

                         DESCRIPTION OF DEBT SECURITIES

    The following is a description of the material terms of the debt securities. Because Gables Trust conducts its business principally through Gables Realty Limited Partnership, Gables Realty Limited Partnership, and not Gables Trust, will issue the debt securities. Therefore, references to "we" and "us" in this section refer to Gables Realty Limited Partnership and not Gables Trust. The debt securities may be either senior debt securities or subordinated debt securities. We will provide specific terms of a series of debt securities and the extent to which these provisions apply to that series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of debt securities, reference must be made to both this prospectus and any accompanying prospectus supplement.

    The senior debt securities will be issued under an indenture, dated as of a date prior to such issuance, between us and First Union National Bank, as trustee. We will refer to any such indenture throughout this prospectus as the "senior indenture." The subordinated debt securities will be issued under a separate indenture, dated as of a date prior to such issuance, between us and the trustee. We will refer to any such indenture throughout this prospectus as the "subordinate indenture" and to a trustee under any senior or subordinate indenture as the "trustee." The trustee is one of the lenders to our revolving line of credit, and may, from time to time, enter into other commercial relationships with us. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the "indentures." The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. Copies of the indentures are filed as exhibits to our registration statement and are incorporated into this prospectus by reference. The following summarizes the material provisions of the indentures but may not contain all of the information that is important to you. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term "debt securities" includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures. Capitalized terms used herein and not defined shall have the meanings assigned to them in the applicable indenture.

GENERAL

    The indentures:

    - do not limit the amount of debt securities that we may issue;

    - allow us to issue debt securities in one or more series;

    - do not require us to issue all of the debt securities of a series at the same time;

    - allow us to reopen series to issue additional debt securities without the consent of the debt security holders of such series; and

    - provide that the debt securities will be unsecured.

    Unless we give you different information in the prospectus supplement, the senior debt securities will be our unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under "--Subordination" and in the applicable prospectus supplement.

    Each indenture provides that we may, but need not designate more than one trustee thereunder. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each such trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated herein, any action described herein to be taken by each trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

    The prospectus supplement for each offering will provide the following terms, where applicable:

    - the title of the debt securities and whether they are senior or subordinated;

    - the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

    - the price at which the debt securities will be issued expressed as a percentage of the principal;

    - the portion of the principal payable upon declaration of acceleration of the maturity, if other than the principal amount;

    - the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

    - the fixed or variable interest rate or rates of the debt securities, or the method by which the rate or rates is determined;

    - the date or dates, or the method for determining the date or dates, from which interest will accrue;

    - the dates on which interest will be payable;

    - the record dates for interest payment dates, or the method by which we will determine those dates;

    - the persons to whom interest shall be payable;

    - the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

    - the place or places where the principal, any premium and interest on the debt securities will be payable;

    - where the debt securities may be surrendered for conversion or registration of transfer or exchange;

    - where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

    - the times, prices and other terms and conditions upon which we may redeem the debt securities;

    - any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities pursuant to such an obligation;

    - the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto;

    - whether the principal, any premium or interest on the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable and other related terms and conditions;

    - whether the amount of payments of principal, any premium or interest on the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

    - information with respect to the procedures for computerized recording if there is no physical delivery of the debt securities and instead the debt securities and any transactions thereon are evidenced by a computerized entry in the records of a depository company;

    - whether the debt securities will be in registered or bearer form and
      (1) if in registered form, the denominations, if other than $1,000 or any integral multiple, or (2) if in bearer form, the denominations and any other terms and conditions;

    - any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

    - whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange their interests for other debt securities of the series;

    - the identity of the depository for securities in registered form, if such series are to be issuable as a global security;

    - the applicability, if any, of the defeasance and covenant defeasance provisions described here or in the applicable indenture;

    - whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

    - the circumstances, if any, in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

    - with respect to any debt securities that provide for optional redemption or prepayment upon the occurrence of events such as a change of control of Gables Realty Limited Partnership, among others:

     - the possible effects of such provisions on the market price of the securities or in deterring particular mergers, tender offers or other takeover attempts, and the intention of Gables Realty Limited Partnership to comply with the requirements of Rule 14e-1 under the Securities Exchange Act and any other applicable securities laws in connection with such provisions;

     - whether the occurrence of the specified events may give rise to cross-defaults on other indebtedness such that payment on such debt securities may be effectively subordinated; and

     - the existence of any limitation on Gables Realty Limited Partnership's financial or legal ability to repurchase such debt securities upon the occurrence of such an event and the impact, if any, under the indenture of such a failure, including whether and under what circumstances such a failure may constitute an event of default;

    - the name of the applicable trustee and the nature of any material relationship with Gables Realty Limited Partnership or with any of its affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

    - any deletions from, modifications of, or additions to the events of default or covenants of Gables Realty Limited Partnership, and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable; and

    - any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

    We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. We will refer to any such debt securities throughout this prospectus as "original issue discount securities." The applicable prospectus supplement will describe the federal income tax consequences and other relevant considerations applicable to original issue discount securities.

    Except as described under "--Merger, consolidation or sale of assets" or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or
(2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, Gables Trust or any of our respective affiliates or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

    Neither Maryland General Corporation Law nor the governing instruments of Gables Trust and Gables Realty Limited Partnership define the term "substantially all" in connection with the sale of assets. Additionally, Maryland cases interpreting the words "substantially all" rely heavily upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of "substantially all" of our assets has occurred, a holder of debt securities must review the financial and other information that we disclosed to the public. Gables Trust's declaration of trust contains restrictions on ownership and transfers of common shares and preferred shares of Gables Trust that are designed to preserve Gables Trust's status as a real estate investment trust and, therefore, may act to prevent or hinder a change of control. See "Limits on Ownership of Shares of Beneficial Interest."

    We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

PAYMENT

    Unless we give you different information in the applicable prospectus supplement, the principal, any premium and interest on any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

    All monies that we pay to a paying agent or a trustee for the payment of the principal, any premium or interest on any Debt Security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the Debt Security may look only to us for payment.

DENOMINATION, INTEREST, REGISTRATION AND TRANSFER

    Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples thereof.

    Subject to the limitations imposed upon debt securities issued that are evidenced by a computerized entry in the records of a depository company instead of by physical delivery, a holder of debt securities of any series may:

    - exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose, and

    - surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

    Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of debt securities.

    Neither we nor any trustee shall be required to:

    - issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

    - register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

    - issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

MERGER, CONSOLIDATION OR SALE OF ASSETS

    The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to, or (3) merge with or into any other entity provided that:

    - either we are the continuing entity, or the successor entity, if other than us, assumes our obligations (A) to pay principal, any premium and interest on all of the debt securities and (B) pursuant to the covenants and conditions contained in each indenture;

    - immediately after giving effect to such transaction and treating any indebtedness that becomes our obligation or the obligation of any of our subsidiaries as having been incurred by us or by such subsidiary at the time of such transaction, no event of default under the indentures, and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

    - an officers' certificate and legal opinion covering such conditions are delivered to each trustee.

COVENANTS

    EXISTENCE. Except as permitted under "--Merger, consolidation or sale of assets," the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

    MAINTENANCE OF PROPERTIES. If we deem it to be necessary to properly and advantageously carry on our business, the indentures require us to:

    - cause all of our material properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, and

    - cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof.

    However, the indentures do not prohibit us or our subsidiaries from selling or otherwise disposing of our respective properties for value in the ordinary course of business.

    INSURANCE. The indentures require us and our subsidiaries' insurable properties to be insured against loss or damage in an amount at least equal to their then full insurable value with insurers of recognized responsibility and, if described in the applicable prospectus supplement, having a specified rating from a recognized insurance rating service.

    PAYMENT OF TAXES AND OTHER CLAIMS. The indentures require us to pay or, discharge or cause to be paid or discharged, before they become delinquent:

    - all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries' income, profits or property, and

    - all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our or our subsidiaries' property.

    However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is contested in good faith.

    ADDITIONAL COVENANTS. The prospectus supplement relating thereto will set forth any additional covenants of Gables Realty Limited Partnership with respect to any series of debt securities.

EVENTS OF DEFAULT, NOTICE AND WAIVER

    Unless the applicable prospectus supplement states otherwise, when we refer to "events of default" as defined in the indentures with respect to any series of debt securities issued thereunder, we mean:

    - default for 30 days in the payment of any installment of interest on any debt security of such series;

    - default for 5 days in the payment of principal or any premium on any debt security of such series at its maturity;

    - default for 5 days in making any sinking fund payment as required for any debt security of such series;

    - default in the performance or breach of any other covenant or warranty of Gables Realty Limited Partnership contained in the indenture continued for 60 days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;

    - a default under any bond, debenture, note, mortgage, indenture or instrument:

      (1) having an aggregate principal amount outstanding of at least $10,000,000, and

      (2) under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us or our subsidiaries, if we are directly responsible or liable as obligor or guarantor, if such default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after we have been given notice of such default. Such notice shall be given to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series. The written notice specifying such default and requiring us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled shall state that such notice is a "Notice of Default" under such indenture and shall be delivered by registered or certified mail. A default on indebtedness that would otherwise constitute an event of default under this paragraph but that constitutes tax-exempt financing having an aggregate principal amount outstanding not exceeding $25,000,000 that results solely from a failure of an entity providing credit support for such indebtedness to honor a demand for payment on a letter of credit shall not constitute an event of default;

    - bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Gables Realty Limited Partnership or any significant subsidiary of Gables Realty Limited Partnership; and

    - any other event of default provided with respect to a particular series of debt securities.

    When we use the term "significant subsidiary" we refer to the meaning ascribed to such term in Regulation S-X promulgated under the Securities Act.

    If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of a minimum of a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

    - we have deposited with the applicable trustee all required payments of the principal, any premium, and interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

    - all events of default, other than the non-payment of accelerated principal or a specified portion thereof have been cured or waived.

    The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture, may waive any past default with respect to such series and its consequences, except a default:

    - in the payment of the principal, any premium or interest; or

    - in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt securities affected thereby.

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    The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified responsible officers of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

    The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy thereunder, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal, any premium and interest on such debt securities at the respective due dates thereof.

    The indentures provide that, subject to provisions in each indenture relating to its duties in case of default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under such indenture, unless such holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

    - is in conflict with any law or the applicable indenture,

    - may involve such trustee in personal liability or

    - may be unduly prejudicial to the holders of debt securities of such series not joining therein.

    Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers of Gables GP, Inc., as our general partner, stating whether or not such officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

MODIFICATION OF THE INDENTURES

    The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under such indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected thereby:

    - change the stated maturity of the principal of, any installment of interest on or any premium on any such debt security;

    - reduce the principal amount of, the rate or amount of interest on or any premium payable on redemption of any such debt security;

    - reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

    - change the place of payment or the coin or currency for payment of principal of, premium, if any, or interest on any such debt security;

                                       19
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    - impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

    - reduce the above-stated percentage of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

    - modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

    The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

    Gables Realty Limited Partnership and the respective trustee thereunder may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

    - to evidence the succession of another person to us as obligor under such indenture;

    - to add to the covenants of Gables Realty Limited Partnership for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

    - to add events of default for the benefit of the holders of all or any series of debt securities;

    - to add or change any provisions of an indenture (1) to facilitate the issuance of, or to liberalize specified terms of, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

    - to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

    - to secure the debt securities;

    - to establish the form or terms of debt securities of any series;

    - to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

    - to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

    - to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

    The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction,

                                       20
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notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities:

    - the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

    - the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

    - the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to such indenture; and

    - debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

    The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series.

    Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by less than a majority in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such holders.

    Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

    Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of such series and one or more additional series:

    - there shall be no minimum quorum requirement for such meeting; and

    - the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

                                       21
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SUBORDINATION

    Unless otherwise provided in the applicable prospectus supplement, subordinated securities will be subject to the following subordination provisions.

    Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of Gables Realty Limited Partnership and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated securities may recover less, ratably, than our general creditors.

    "Senior Debt" will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, the following, whether outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed:

    - indebtedness incurred by us for money borrowed or represented by purchase-money obligations;

    - indebtedness incurred by us evidenced by notes, debentures, bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other agreement;

    - obligations as lessee under leases of property either made as part of any sale and leaseback transaction to which we are a party or otherwise;

    - indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire;

    - any binding commitment we have to fund any real estate investment or to fund any investment in any entity making such real estate investment;

    In each case, the following will not be Senior Debt:

    - any such indebtedness, obligation or liability referred to in the preceding clauses (1) that is outstanding and (2) if the instrument creating or evidencing such indebtedness, obligation or liability provides that the same is not superior to or ranks on an equal basis with the subordinated securities with respect to right of payment;

    - any such indebtedness, obligation or liability that is subordinated to indebtedness incurred by us to substantially the same extent as or to a greater extent than the subordinated securities are subordinated; and

    - the subordinated securities.

    No restrictions will be included in any indenture relating to subordinated securities upon the creation of additional senior debt.

    If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated herein by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

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DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

    Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture that:

    - have not already been delivered to the applicable trustee for cancellation and

    - have become due and payable, are scheduled for redemption or will become due and payable within one year by irrevocably depositing with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal, any premium and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date.

    Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, we may elect either:

    - to defease and be discharged from any and all obligations with respect to such debt securities, or

    - to be released from our obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

    Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

    The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would thereafter be able to look only to such trust fund for payment of principal, any premium, and interest.

    When we use the term "government obligations" we mean securities that are:

    - direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

                                       23
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    - obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

    Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (a) the holder of a debt security of such series is entitled to, and does, elect pursuant to the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security; or
(b) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, premium and interest on such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

    When we use the term "conversion event" we mean the cessation of use of:

    - a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

    - the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

    - any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and premium, if any, and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

    In the event that (a) we effect covenant defeasance with respect to any debt securities and (b) such debt securities are declared due and payable because of the occurrence of any event of default, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration. Notwithstanding the first sentence of this paragraph, events of default in (b) above shall not include the event of default described in
(1) the fourth bullet point under "--Events of default, notice and waiver" with respect to specified sections of an indenture or (2) the seventh bullet point under "--Events of default, notice and waiver" with respect to any other covenant as to which there has been covenant defeasance.

                                       24
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    The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

NO CONVERSION RIGHTS

    The debt securities will not be convertible into or exchangeable for any shares of beneficial interest of Gables Trust or any equity interest in Gables Realty Limited Partnership.

GLOBAL SECURITIES

    The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series.

                                       25
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                        DESCRIPTION OF PREFERRED SHARES

    The following is a description of the material terms and provisions of our preferred shares. It may not contain all the information that is important to you. You can access complete information by referring to our declaration of trust and bylaws and to any applicable amendment to the declaration of trust designating terms of a series of preferred shares. You should note that Gables Trust, not Gables Realty Limited Partnership, will issue preferred shares. Therefore, references to "the Company," "we" and "us" in this section refer to Gables Trust and not Gables Realty Limited Partnership.

GENERAL

    Under our declaration of trust, we have authority to issue up to 171,000,000 shares of beneficial interest, consisting of 100,000,000 common shares, par value $.01 per share, 51,000,000 excess shares of beneficial interest, par value $.01 per share, and 20,000,000 preferred shares, par value $.01 per share. A description of our cumulative redeemable preferred shares and their general terms are set forth below:

    - 8.30% SERIES A CUMULATIVE REDEEMABLE PREFERRED SHARES. We currently have outstanding 4,600,000 Series A shares. Dividends are cumulative from the date of original issuance and are payable quarterly at the rate of 8.30% per annum of the $25.00 liquidation preference. The Series A shares rank as to rights to dividends and in liquidation on a parity with the Series B shares and senior to the Series Z shares. We may redeem the Series A shares at any time on or after July 24, 2002 for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends. The Series A shares have no stated maturity and are not subject to any sinking fund or mandatory redemption and are not convertible into any other of our securities.

    - 8.625% SERIES B CUMULATIVE REDEEMABLE PREFERRED SHARES. We currently have no Series B shares outstanding. However, we have reserved 2,000,000
      Series B shares for issuance upon exercise by the holders of Gables Realty Limited Partnership's 2,000,000 Series B preferred units of their right to exchange Series B preferred units for the Series B shares on a one-for-one basis. Holders of the Series B preferred units may exercise their exchange right in whole but not in part (a) at any time on or after November 15, 2008, (b) at any time if full quarterly distributions are not made for six quarters, or (c) upon the occurrence of particular specified events related to the treatment of the Series B preferred units for federal income tax purposes. Distributions on the Series B preferred units are, and dividends on the Series B shares, if, and when issued, will be cumulative from the date of original issuance and are, or will be, payable quarterly at the rate of 8.625% per annum of the $25.00 liquidation preference. The Series B shares rank as to rights to dividends and in liquidation on a parity with the Series A shares and senior to the Series Z shares. We may redeem the Series B preferred units and the Series B shares at any time on or after November 15, 2003 for cash at a redemption price of $25.00 per unit or share, plus all accumulated, accrued and unpaid distributions or dividends. We may redeem the Series B preferred units before November 15, 2003 if the holders elect to exchange them for Series B shares. The Series B preferred units and the Series B shares have no stated maturity, are not subject to any sinking fund or mandatory redemption and are not convertible into any other of our securities.

    - 5.00% SERIES Z CUMULATIVE REDEEMABLE PREFERRED SHARES. We currently have outstanding 180,000 Series Z shares. Dividends on the Series Z shares are cumulative from the date of original issuance and are payable on June 18 of each year, commencing June 18, 2008, at the rate of 5.00% per annum of the $25.00 liquidation preference. We may redeem the Series Z shares at any time for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends. The Series Z shares are subject to mandatory redemption on June 18, 2018 and are not subject to any sinking fund or convertible into any other of our securities. With respect to

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      dividends and liquidation distributions, the Series Z shares currently rank junior to all other designated preferred shares, including the Series A shares and the Series B shares.

    We did not have any other preferred shares outstanding as of the date of this prospectus. We may issue preferred shares from time to time, in one or more series, as authorized by our Board of Trustees. Prior to issuance of shares of each series, the Board of Trustees is required by the Maryland General Corporation Law and our declaration of trust to fix for each series, subject to the provisions of our declaration of trust regarding excess shares of beneficial interest, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law. When issued, the preferred shares will be fully paid and nonassessable and will have no preemptive rights. The Board of Trustees could authorize the issuance of preferred shares with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common shares might believe to be in their best interests or in which holders of some, or a majority, of the common shares might receive a premium for their shares over the then market price of such common shares.

TERMS

    You should refer to the prospectus supplement relating to the preferred shares offered thereby for specific terms, including:

    - their title and stated value;

    - the number of preferred shares offered, the liquidation preference per share and the offering price;

    - the applicable dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof;

    - the date from which dividends on such preferred shares shall accumulate, if applicable;

    - any procedures for auction and remarketing;

    - any provision for a sinking fund;

    - any applicable provision for redemption;

    - any securities exchange listing;

    - the terms and conditions of convertibility into common shares, including the conversion price or rate or manner of calculation thereof;

    - any other specific terms, preferences, rights, limitations or restrictions;

    - a discussion of applicable federal income tax considerations;

    - the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;

    - any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and

    - any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a real estate investment trust.

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RANK

    Unless otherwise specified in the prospectus supplement, the preferred shares will, with respect to dividend rights and rights upon a liquidation, dissolution or winding up our affairs, rank:

    - senior to all classes or series of our common shares, and to all equity securities ranking junior to such preferred shares with respect to dividend rights or rights upon liquidation, dissolution or winding up our affairs;

    - on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

    - junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

    The term "equity securities" does not include convertible debt securities.

DIVIDENDS

    Holders of the preferred shares of each series will be entitled to receive cash dividends when, as and if declared by our Board of Trustees. We will pay dividends out of assets that are legally available for payment of dividends. We will specify the rate(s) of dividends and the dates that we will pay dividends in the applicable prospectus supplement. Dividends will be payable to holders of record as they appear on our share transfer books on such record dates as fixed by our Board of Trustees.

    Dividends on any series of the preferred shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our Board of Trustees fails to declare a dividend payable on a dividend payment date on any series of the preferred shares for which dividends are non-cumulative, then the holders of that series of the preferred shares will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date. Accordingly, we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment date.

    If preferred shares of any series are outstanding, we will not declare, pay or set aside funds to pay dividends on any of our shares of beneficial interest of any other series ranking, as to dividends, on a parity with or junior to the preferred shares of such series for any period unless,

    - if that series of preferred shares has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred shares of such series for all past dividend periods and the then current dividend period; or

    - if that series of preferred shares does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred shares of such series for the then current dividend period.

    We must declare all dividends pro rata on all series of preferred shares that rank on a parity with the series of preferred shares upon which we paid dividends if we did not pay or set aside funds to pay dividends on the series of preferred shares in full. We must declare dividends pro rata to ensure that the amount of dividends declared per preferred share bear in all cases the same ratio that accrued dividends per preferred share bears to each other. We will not accumulate unpaid dividends for prior dividend periods with respect to accrued dividends on preferred shares that do not have cumulative

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dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any payments that may be in arrears.

    Except as provided in the immediately preceding paragraph, unless:

    - if such series of preferred shares has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends for all past dividend periods and the then current dividend period; or

    - if such series of preferred shares does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period;

we will not: (1) declare, pay or set aside funds to pay dividends; (2) declare or make any other distribution upon the common shares or any other of our shares of beneficial interest ranking junior to or on a parity with the preferred shares of such series as to dividends or upon liquidation; (3) redeem, purchase or otherwise acquire for any consideration any common shares, or any other of our shares of beneficial interest ranking junior to or on a parity with the preferred shares of such series as to dividends; nor (4) pay any monies to or make any monies available for a sinking fund to redeem any such shares, except by conversion into or exchange for other of our shares of beneficial interest ranking junior to the preferred shares of such series as to dividends or liquidation. Notwithstanding the preceding sentence, we may declare or set aside dividends in common shares or other shares of beneficial interest ranking junior to the preferred shares of such series as to dividends and upon liquidation.

    Any dividend payment we make on a series of preferred shares shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remain payable.

REDEMPTION

    If so provided in the applicable prospectus supplement, the preferred shares will be subject to mandatory redemption or redemption at our option, in whole or in part, upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

    The prospectus supplement relating to a series of preferred shares that is subject to mandatory redemption will specify the number of shares that will be redeemed in each year commencing after a specified date at a specified redemption price per share, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any series is payable only from the net proceeds of the issuance of our shares of beneficial interest, the terms of such preferred shares may provide that, if no such shares of beneficial interest have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred shares will automatically and mandatorily convert into the applicable shares of beneficial interest pursuant to conversion provisions specified in the applicable prospectus supplement.

    Notwithstanding the foregoing, we will not redeem any preferred shares of a series unless,

    - if that series of preferred shares has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred shares for the past and current dividend periods; or

    - if that series of preferred shares does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred shares for the current dividend period.

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    However, in no case will we redeem any preferred shares of a series unless we redeem all outstanding preferred shares of such series simultaneously.

    In addition, we will not acquire any preferred shares of a series unless,

    - if that series of preferred shares has a cumulative dividend, we have declared and paid contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of the preferred shares for all past dividend periods and the then current dividend period; or

    - if that series of preferred shares does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred shares of such series for the then current dividend period.

    However, at any time we may purchase or acquire preferred shares of that series (1) to preserve our status as a real estate investment trust,
(2) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such series or (3) by conversion into or exchange for our shares of beneficial interest ranking junior to the preferred shares of such series as to dividends and upon liquidation.

    If fewer than all of the outstanding preferred shares of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

    We will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred shares to be redeemed at the address shown on our stock transfer books. Each notice shall state:

    - the redemption date;

    - the number of shares and series to be redeemed;

    - the redemption price;

    - the place or places where certificates are to be surrendered for payment of the redemption price;

    - that dividends on the shares to be redeemed will cease to accrue on such redemption date;

    - the date upon which the holder's conversion rights, if any, as to such shares shall terminate; and

    - the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

    If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE

    Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common shares or any other class or series of our shares of beneficial interest ranking junior to the preferred shares in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred shares will be entitled to receive, out of assets legally available for distribution to

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shareholders, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. After full payment of their liquidating distributions, holders will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred shares and the corresponding amounts payable on all other classes or series of our shares of beneficial interest ranking on a parity with the preferred shares in the distribution of assets, then the holders of the preferred shares and all other such classes or series of shares of beneficial interest will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

    Upon liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred shares, we will distribute our remaining assets among the holders of any other classes or series of shares of beneficial interest ranking junior to the preferred shares according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

VOTING RIGHTS

    Holders of preferred shares will have no voting rights, except as described in the next paragraph, as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

    Unless otherwise provided for any series of preferred shares, so long as any preferred shares of a series remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the preferred shares of such series outstanding at the time, given in person or by proxy, either in writing or at a meeting with each of such series voting separately as a class,

    - authorize, or create or increase the authorized or issued amount of any class or series of shares of beneficial interest ranking senior to such series of preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any of our authorized shares of beneficial interest into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

    - amend, alter or repeal the provisions of our declaration of trust or the amendment to our declaration of trust designating the terms for such series of preferred shares, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of preferred shares or the holders thereof.

Notwithstanding the preceding bullet point, if the preferred shares remain outstanding with the terms thereof materially unchanged, the occurrence of any of the events described shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of preferred shares, even if upon the occurrence of such an event we may not be the surviving entity. In addition, any increase in the amount of (1) authorized preferred shares or the creation or issuance of any other series of preferred shares, or
(2) authorized shares of such series or any other series of preferred shares, in each case ranking on a parity with or junior to the preferred shares of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

    The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, we have redeemed or called for

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redemption all outstanding shares of such series of preferred shares and, if called for redemption, have deposited sufficient funds in trust to effect such redemption.

CONVERSION RIGHTS

    The terms and conditions upon which any series of preferred shares is convertible into common shares will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the holders' option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

RESTRICTIONS ON OWNERSHIP

    For us to qualify as a real estate investment trust under the Internal Revenue Code, a maximum of 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. To assist us in meeting this requirement, we may take actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding equity securities, including any of our preferred shares. Therefore, the amendment to our declaration of trust designating each series of preferred shares may contain provisions restricting the ownership and transfer of the preferred shares. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred shares. See "Limits on Ownership of Shares of Beneficial Interest."

TRANSFER AGENT

    The transfer agent and registrar for the preferred shares will be set forth in the applicable prospectus supplement.

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                          DESCRIPTION OF COMMON SHARES

    The following is a description of the material terms and provisions of our common shares. It may not contain all the information that is important to you. You can access complete information by referring to our declaration of trust and bylaws. You should note that Gables Trust, not Gables Realty Limited Partnership, will issue common shares. Therefore, references to "we" and "us" in this section refer to Gables Trust and not Gables Realty Limited Partnership.

GENERAL

    Under our declaration of trust, we have authority to issue 100,000,000 common shares, par value $.01 per share. As of December 31, 1998, 26,301,923 common shares were issued and outstanding. In addition, as of December 31, 1998, 6,448,391 units which are exchangeable for common shares on a one-for-one basis were outstanding. All common shares, when issued, will be duly authorized, fully paid and nonassessable. Thus, the full price for the outstanding common shares will have been paid at the time of issuance and that any holder of our common shares will not later be required to pay us any additional money for such common shares.

DIVIDENDS

    Subject to the preferential rights of any other shares of beneficial interest or the provisions of our declaration of trust regarding excess shares, holders of common shares may receive distributions out of assets that we can legally use to pay distributions, when and if, they are authorized and declared by our Board of Trustees. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common shares receives dividends in the same proportion as holders of the preferred shares out of assets that we can legally use to pay distributions.

VOTING RIGHTS

    Subject to the provisions of our declaration of trust regarding excess shares, holders of common shares will have the exclusive power to vote on all matters presented to our shareholders, including the election of trustees, except as otherwise provided by Maryland law or as provided with respect to any other shares of beneficial interest. Holders of common shares are entitled to one vote per share. There is no cumulative voting in the election of our trustees, which means that at any meeting of our shareholders, the holders of a majority of the outstanding common shares can cast all of their votes for each trustee to be elected at such meeting, elect all of the trustees then standing for election and the votes held by the holders of the remaining common shares will not be sufficient to elect any trustee.

OTHER RIGHTS

    Subject to the provisions of our declaration of trust regarding excess shares, all common shares have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Maryland law.

    Holders of common shares have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

    Our declaration of trust prohibits us from merging or selling all or substantially all of our assets without the approval of a majority of the outstanding shares that are entitled to vote on such matters. In addition, Gables Realty Limited Partnership's partnership agreement requires that such actions also be approved by partners holding 75% of the units of Gables Realty Limited Partnership.

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RESTRICTIONS ON OWNERSHIP

    For us to qualify as a real estate investment trust under the Internal Revenue Code, no more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. To assist us in meeting this requirement, we may take actions such as the automatic exchange of shares in excess of this ownership restriction to limit the beneficial ownership of our outstanding equity securities, directly or indirectly, by one individual. See "Limits on Ownership of Shares of Beneficial Interest" on page 35.

TRANSFER AGENT

    The transfer agent and registrar for the common shares is BankBoston, N.A., Boston, Massachusetts.

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                            DESCRIPTION OF WARRANTS

    We have no warrants or other share purchase rights outstanding other than options issued under our Third Amended and Restated 1994 Share Option and Incentive Plan, as amended. We may issue warrants for the purchase of preferred shares or common shares. You should note that Gables Trust, not Gables Realty Limited Partnership will issue warrants. Therefore, references to "we" and "us" in this section refer to Gables Trust and not Gables Realty Limited Partnership. Warrants may be issued independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to our shareholders and may be attached to or separate from such securities. We may issue warrants under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following is a description of the general terms and provisions of any warrants we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the warrants and applicable warrant agreement, including, where applicable:

    - the title of such warrants;

    - the aggregate number of warrants offered and the aggregate number of warrants outstanding as of the most practicable date;

    - the price or prices at which we will issue the warrants;

    - the designation, number and terms of the preferred shares or common shares that can be purchased upon exercise of the warrants;

    - the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such security;

    - the date, if any, on and after which the warrants and the related preferred shares or common shares, if any, will be separately transferable;

    - the price at which each preferred share or common share that can be purchased upon exercise of such warrants may be purchased;

    - the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

    - the minimum or maximum amount of such warrants which may be exercised at any one time;

    - information with respect to the procedures of computerized recording, in the event that there is no physical delivery of the warrants and instead the warrants and any transactions thereon are evidenced by a computerized entry in the records of a depository company;

    - a discussion of applicable federal income tax considerations; and

    - any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

                                       35
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              LIMITS ON OWNERSHIP OF SHARES OF BENEFICIAL INTEREST

OWNERSHIP LIMIT

    For us to qualify as a real estate investment trust under the Internal Revenue Code among other things, no more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year other than the first year. In addition, such shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months other than the first year or during a proportionate part of a shorter taxable year. In order to protect us against the risk of losing our status as a real estate investment trust due to a concentration of ownership among our shareholders, our declaration of trust provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% of our shares of beneficial interest. Notwithstanding the preceding sentence, the trustees at their option and in their discretion may approve ownership greater than 9.8% by selected persons. The Board of Trustees does not expect that it would waive the 9.8% ownership limit in the absence of the ruling from the Internal Revenue Service or an opinion of counsel satisfactory to it that the changes in ownership will not, then or in the future, jeopardize our status as a real estate investment trust. Any transfer of shares of beneficial interest including warrants or any security convertible into shares of beneficial interest shall be void and have no effect if it:
(1) would create a direct or indirect ownership of shares of beneficial interest in excess of the 9.8% ownership limit, (2) would result in our disqualification as a real estate investment trust, including any transfer that results in the shares of beneficial interest being owned by fewer than 100 persons or
(3) results in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code. The intended transferee will acquire no rights to the shares of beneficial interest. The foregoing restrictions will not apply if our Board of Trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a real estate investment trust. In addition, the foregoing restrictions do not apply with respect to an offeror that makes an all cash tender offer that has been accepted by at least two-thirds of our outstanding shares.

SHARES OWNED IN EXCESS OF OWNERSHIP LIMIT

    Shares of beneficial interest owned, or deemed to be owned, or transferred to a shareholder in excess of the 9.8% ownership limit will automatically be exchanged for excess shares that will be transferred, by operation of law, to us as trustee of a trust. The trust will be for the exclusive benefit of the transferees to whom such shares of beneficial interest may be ultimately transferred without violating the 9.8% ownership limit. While the excess shares are held in trust:

    - they will not be entitled to vote;

    - they will not be considered for purposes of any shareholder vote or the determination of a quorum for such vote; and

    - except upon liquidation, they will not be entitled to participate in dividends or other distributions.

    If we pay to a proposed transferee any dividend or distribution of excess shares before we discover that shares of beneficial interest have been transferred in violation of the provisions of our declaration of trust, the proposed transferee must repay such excess shares to us upon demand. The excess shares are not treasury shares, but rather constitute a separate class of our issued and outstanding shares of beneficial interest. At any time the excess shares are held in trust by us, the original transferee-shareholder may transfer the interest in the trust representing the excess shares to any individual provided (1) such individual's ownership of the shares of beneficial interest that were exchanged into the excess shares would be permitted under the 9.8% ownership limit and (2) such individual pays a price that is less than or equal to the price paid by the original transferee-shareholder for the shares of

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beneficial interest that were exchanged for excess shares. If the transfer is permitted, then immediately upon the transfer to the permitted transferee, the excess shares will be automatically exchanged for shares of beneficial interest of the class from which they were converted. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then at our option, we may deem the intended transferee of any excess shares (a) to have acted as an agent on our behalf in acquiring the excess shares and (b) to hold the excess shares on our behalf.

RIGHT TO PURCHASE EXCESS SHARES

    In addition to the foregoing transfer restrictions, for a period of 90 days during the time any excess shares are held by us in trust, we have the right to purchase all or any portion of the excess shares from the original transferee-shareholder for the lesser of (1) the price paid for the shares of beneficial interest by the original transferee-shareholder or (2) the market price of the shares of beneficial interest on the date we exercise our option to purchase. The market price will be determined in the manner set forth in our declaration of trust. The 90-day period begins on the date of the violative transfer if the original transferee-shareholder gives notice to us of the transfer or, if no such notice is given, the date on which the Board of Trustees determines that a violative transfer has been made.

    Every owner of more than 5% of the issued and outstanding common shares must file a written notice with us containing the information specified in our declaration of trust no later than January 30 of each year. Owners of 5% or less of the issued and outstanding common shares may be required by the Internal Revenue Code or regulations thereunder to file such notice. Upon demand by us, each shareholder will be required to disclose to us in writing any information with respect to the direct, indirect and constructive ownership of shares of beneficial interest as the Board of Trustees deems necessary to comply with the provisions of the Internal Revenue Code applicable to real estate investment trusts, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

    This ownership limitation may have the effect of preventing someone from acquiring control of Gables Trust unless the Board of Trustees determines that it is no longer in our best interest to maintain our real estate investment trust status.

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                    IMPORTANT PROVISIONS OF MARYLAND LAW AND
                      OUR DECLARATION OF TRUST AND BYLAWS

    The following is a summary of important provisions of Maryland law and our declaration of trust and bylaws which affect us and you as a holder of securities. The description below is intended only as a summary and is qualified in its entirety by reference to Maryland General Corporation Law and our declaration of trust and bylaws.

MARYLAND BUSINESS COMBINATION STATUTE

    Maryland law establishes special requirements with respect to business combinations between Maryland corporations and interested shareholders unless exemptions are applicable. Among other things, for a period of five years, the law prohibits a merger and other specified or similar transactions between a company and an interested shareholder, and after the end of the five-year period, the law requires a supermajority vote for such transactions.

    When we refer to "interested shareholders," we mean all persons owning beneficially, directly or indirectly, more than 10% of the outstanding voting stock of the Maryland corporation. When we refer to "business combinations," we mean any merger or similar transaction subject to a statutory vote and additional transactions involving transfers of assets or securities in specified amounts to interested shareholders or their affiliates. Unless an exemption is available, transactions of these types may not be consummated between a Maryland corporation and an interested shareholder or its affiliates for a period of five years after the date on which the shareholder first became an interested shareholder. Thereafter, the transaction may not be consummated unless recommended by the board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding voting shares and 66 2/3% of the votes entitled to be cast by all holders of outstanding voting shares other than the interested shareholder. A business combination with an interested shareholder that is approved by the board of directors of a Maryland corporation at any time before an interested shareholder first becomes an interested shareholder is not subject to the special voting requirements. An amendment to a Maryland corporation's charter electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding voting shares and 66 2/3% of the votes entitled to be cast by holders of outstanding voting shares who are not interested shareholders. Any such amendment is not effective until 18 months after the vote of shareholders and does not apply to any business combination of a corporation with a shareholder who was an interested shareholder on the date of the shareholder vote.

MARYLAND CONTROL SHARE ACQUISITION STATUTE

    Maryland law provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror or by officers of trustees who are employees of the trust. When we refer to "control shares," we mean voting shares of beneficial interest that, if aggregated with all other such shares of beneficial interest previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power except solely by revocable proxy, would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (a) one-fifth or more but less than one-third, (b) one-third or more but less than a majority or (c) a majority of all voting power. Control shares do not include shares of beneficial interest that the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. When we refer to "control share acquisition," we mean the acquisition of control shares, subject to applicable exceptions.

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    A person who has made or proposes to make a control share acquisition may compel the board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider voting rights for the shares, upon satisfaction of relevant conditions, including an undertaking to pay expenses. If no request for a meeting is made, the trust may itself present the question at any meeting of shareholders.

    If voting rights for control shares are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute with respect to the control shares, then, subject to applicable conditions and limitations, the trust may redeem any or all of the control shares. The redemption price will be fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares of beneficial interest entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares of beneficial interest as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

    The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction, or to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

    The business combination statute and the control share acquisition statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offer.

LIMITATION OF SHAREHOLDER'S LIABILITY

    Under Maryland law, shareholders generally are not responsible for the corporation's debts or obligations, and our declaration of trust specifically provides that no shareholder of ours will be personally liable for any of our obligations. Our bylaws further provide that we will indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of his or her being or having been a shareholder. In addition, we will reimburse each shareholder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. However, with respect to (1) tort claims, (2) contractual claims where shareholder liability is not so negated, (3) claims for taxes and (4) particular statutory liability, the shareholder may, in some jurisdictions, including Texas, be personally liable to the extent that such claims are not satisfied by us. Inasmuch as we will carry public liability insurance that we consider adequate, any risk of personal liability to shareholders is limited to situations in which our assets plus our insurance coverage would be insufficient to satisfy the claims against us and our shareholders.

LIMITATION OF TRUSTEES' AND OFFICERS' LIABILITY

    Under Maryland law, a real estate investment trust formed in Maryland is permitted to limit, by provision in its declaration of trust, the liability of trustees and officers so that none of its trustees or officers shall be liable to it or to any shareholder for money damages except to the extent that:

    - the trustee or officer actually received an improper benefit in money, property or services for the amount of the benefit or profit in money, property or services actually received; or

    - a judgment or other final adjudication adverse to the trustee or officer is entered in a proceeding based on a finding in a proceeding that the trustee's or officer's action was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

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    Our declaration of trust has incorporated the provisions of such law limiting the liability of trustees and officers. Gables GP, Inc.'s articles of incorporation contain similar provisions that are consistent with Texas law.

    Our bylaws require us to indemnify, to the full extent of Maryland law, any present or former trustee or officer and such person's spouse and children who is or was a party or threatened to be made a party to any proceeding by reason of his or her service in that capacity, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the proceeding, provided that we have received a written affirmation by the person to be indemnified that he or she has met the standard of conduct necessary for indemnification by us as authorized by our bylaws. Our bylaws provide that we shall not be required to indemnify such person if:

    - it is established that (a) such person's act or omission was committed in bad faith or was the result of active or deliberate dishonesty, (b) such person actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, such person had reasonable cause to believe that the Indemnitee's act or omission was unlawful;

    - the proceeding was initiated by such person;

    - such person received payment for such expenses pursuant to insurance or otherwise; or

    - the proceeding arises under Section 16 of the Securities Exchange Act.

    Pursuant to our bylaws, the person to be indemnified is required to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met. Our bylaws also permit us to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the Maryland General Corporation Law or to which the person to be indemnified may be entitled. Gables GP, Inc.'s bylaws contain similar provisions that are consistent with Texas law.

INDEMNIFICATION AGREEMENTS

    We have entered into indemnification agreements with each of our trustees and officers. The indemnification agreements require, among other things, that we indemnify our trustees and officers to the fullest extent permitted by law and advance to our trustees and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by our trustees and officers seeking to enforce their rights under the indemnification agreements and cover our trustees and officers under our directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by our declaration of trust and our bylaws, the indemnification agreement provides greater assurance to our trustees and officers that indemnification will be available. As a contract, our Board of Trustees and/or our shareholders cannot unilaterally modify the indemnification agreement in the future to eliminate the rights it provides.

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                     FEDERAL INCOME TAX CONSIDERATIONS AND
                        CONSEQUENCES OF YOUR INVESTMENT

    The following is a general summary of the material federal income tax considerations and consequences associated with an investment in the securities. The following discussion is not exhaustive of all possible tax considerations and is not tax advice. Moreover, this summary does not deal with all tax aspects or consequences that might be relevant to a particular prospective securityholder in light of his/her personal circumstances; nor does it deal with particular types of securityholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, financial institutions and broker-dealers. The Internal Revenue Code provisions governing the federal income tax treatment of real estate investment trusts are highly technical and complex, and this summary is qualified in its entirety by the applicable Internal Revenue Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. The following discussion is based on current law and on representations from us concerning our compliance with the requirements for qualification as a real estate investment trust.

    WE URGE YOU, AS A PROSPECTIVE INVESTOR, TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO YOU OF THE PURCHASE, HOLDING AND SALE OF OUR SECURITIES.

FEDERAL INCOME TAXATION

    In the opinion of our tax counsel, Goodwin, Procter & Hoar LLP, commencing with our first taxable year ended December 31, 1994, we have been organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code, and our method of operation will enable us to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code, provided that we have operated and continue to operate in accordance with various assumptions and factual representations made by us concerning our business, properties and operations. We may not, however, have met or continue to meet such requirements. Qualification as a real estate investment trust depends upon us having met and continuing to meet the various requirements imposed under the Internal Revenue Code through actual operating results, as discussed below. In rendering its opinion to Gables, Goodwin, Procter & Hoar LLP has relied on our representations regarding our operations and has not and will not review these operating results. No assurance can be given that actual operating results have met or will continue to meet these requirements.

    If we have qualified and continue to qualify for taxation as a real estate investment trust, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that is currently distributed to shareholders. The real estate investment trust provisions of the Internal Revenue Code generally allow a real estate investment trust to deduct dividends paid to its shareholders. This deduction for dividends paid to shareholders substantially eliminates the federal double taxation of investment earnings that C corporations would be required to pay. When we use the term "double taxation," we refer to taxation of corporate income at two levels, taxation at the corporate level when the corporation must pay tax on the income it has earned and taxation again at the shareholder level when the shareholder pays taxes on the distributions receives the corporation's income in the way of dividends. Additionally, a real estate investment trust may elect to retain and pay taxes on a designated amount of its net long-term capital gains, in which case the shareholders of the real estate investment trust will include their proportionate share of the undistributed long-term capital gains in income and receive a credit or refund for their share of the tax paid by the real estate investment trust.

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    Even if we qualify for taxation as a real estate investment trust, we will continue to be subject to federal income tax, as follows:

    - First, we will be taxed at regular corporate rates on our undistributed real estate investment trust taxable income, including undistributed net capital gains.

    - Second, we may be subject to the alternative minimum tax.

    - Third, if we have net income from the sale or other disposition of foreclosure property that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income. Foreclosure property is, in general, any real property and any personal property incident to such real property acquired through foreclosure or deed in lieu of foreclosure.

    - Fourth, if we have net income from prohibited transactions, such income will be subject to a 100% tax. Prohibited transactions are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business.

    - Fifth, if we should fail to satisfy either the 75% or 95% gross income test but have nonetheless maintained our qualification as a real estate investment trust because other requirements have been met, we will be subject to a 100% tax on the net income attributable to the greater of the amount by which we fail the 75% or 95% test, multiplied by a fraction intended to reflect our profitability.

    - Sixth, if we fail to distribute during each year at least the sum of
      (a) 85% of our ordinary income for such year, (b) 95% of our capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

    - Seventh, if we should acquire any asset from a C corporation in a carryover-basis transaction and we subsequently recognize gain on the disposition of such asset during the ten-year period beginning on the date on which we acquired the asset, then, to the extent of any built-in gain, such gain will be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service. Built-in gain means the excess of (a) the fair market value of the asset as of the beginning of the applicable recognition period over (b) the adjusted basis in such asset as of the beginning of such recognition period. A C corporation is a corporation generally subject to full corporate-level tax.

REQUIREMENTS FOR QUALIFICATION

    We elected to be taxable as a real estate investment trust for federal income tax purposes for our taxable year ended December 31, 1994. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, sources of income, nature of assets and distributions of income to shareholders.

    ORGANIZATIONAL REQUIREMENTS. The Internal Revenue Code defines a real estate investment trust as a corporation, trust or association that meets the following conditions:

(1) is managed by one or more trustees or directors,

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest,

(3) would be taxable as a domestic corporation but for the real estate investment trust requirements,

(4) is neither a financial institution nor an insurance company subject to applicable provisions of the Internal Revenue Code,

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(5) the beneficial ownership of which is held by 100 or more persons, and

(6) during the last half of each taxable year, five or fewer individuals do not own, directly or indirectly, more than 50% in value of the outstanding stock, taking into account the applicable attribution rules.

    In addition, other tests, described below, regarding the nature of income and assets of the real estate investment trust also must be satisfied. The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) will not apply until after the first taxable year for which an election is made to be taxed as a real estate investment trust. For purposes of conditions (5) and (6), pension funds and particular other tax-exempt entities are treated as individuals, subject to an exception in the case of condition (6) that looks through the fund or entity to actual participants of the fund or the entity to its beneficial owners in determining the number of owners of the outstanding stock.

    Our declaration of trust currently includes restrictions regarding transfers of common shares and preferred shares, which restrictions are intended, among other things, to assist us in continuing to satisfy conditions (5) and (6). In rendering its opinion that we are organized and operated in a manner that has allowed us to qualify as a real estate investment trust, Goodwin, Procter & Hoar LLP is relying on our representations that the ownership of our common shares and preferred shares will satisfy conditions (5) and (6). There can be no assurance, however, that the restrictions in our declaration of trust will, as a matter of law, preclude us from failing to satisfy these conditions or that a transfer in violation of these restrictions would not cause us to fail these conditions.

    In addition, a corporation may not elect to become a real estate investment trust unless its taxable year is the calendar year. We have a calendar year taxable year.

    If a real estate investment trust owns a qualified real estate investment trust subsidiary, the Internal Revenue Code provides that the qualified real estate investment trust subsidiary is disregarded for federal income tax purposes. Thus, all assets, liabilities and items of income, deduction and credit of the qualified real estate investment trust subsidiary are treated as assets, liabilities and such items of the real estate investment trust itself. When we use the term "qualified real estate investment trust subsidiary," we mean a corporation in which all of its shares of beneficial interest are held by the real estate investment trust. Gables GP, Inc., the general partner of Gables Realty Limited Partnership, and other entities organized to serve as the general partner of special purpose limited partnerships are qualified real estate investment trust subsidiaries. Thus, all of the assets, liabilities and items of income, deduction and credit of Gables GP, Inc. and the other qualified real estate investment trust subsidiaries will be treated as our assets and liabilities and our items of income, deduction and credit. Unless the context requires otherwise, all references to "we," "us" and "our Company" in this "Federal Income Tax Considerations and Consequences of Your Investment" section, refer to Gables Trust and its qualified real estate investment trust subsidiaries.

    In the case of a real estate investment trust that is a partner in a partnership, regulations issued by the United States Treasury Department provide that the real estate investment trust will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. A real estate investment trust's proportional share of the assets of the partnership will be determined based on the real estate investment trust's capital interest in the partnership. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the real estate investment trust for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and asset tests. Thus, our proportionate share of the assets, liabilities and items of income of Gables Realty Limited Partnership and any other entity taxable as a partnership for federal income tax purposes in which we hold an interest will be treated as our assets and liabilities and our items of income for purposes of

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applying the requirements described herein. The assets, liabilities and items of income of Gables Realty Limited Partnership include Gables Realty Limited Partnership's share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest.

    INCOME TESTS. To maintain qualification as a real estate investment trust, two gross income requirements must be satisfied annually.

    - First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property including rents from real property and, in particular circumstances, interest or from particular types of temporary investments.

    - Second, at least 95% of our gross income for each taxable year must be derived from such real property investments and from dividends, interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing. For purposes of this test, gross income excludes gross income from prohibited transactions.

       Additionally, with respect to each of our tax years beginning on or before January 1, 1997, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain from the sale or other disposition of real property held for less than four years apart from involuntary conversions and sales of foreclosure property must have represented less than 30% of our gross income including gross income from prohibited transactions for each such taxable year.

       Rents received or deemed to be received by us will qualify as rents from real property in satisfying the gross income requirements for a real estate investment trust described above only if the following conditions are met.

    - Rents received generally must not be based in whole or in part on the income or profits derived from any person.

    - Rents received must not be from a related party tenant. A tenant is a related party tenant if the real estate investment trust, directly or indirectly, actually or constructively owns 10% or more of such tenant.

    - Rents attributable to personal property that is leased in connection with a lease of real property must not be greater than 15% of total rent received under the lease. If so, the portion of rent attributable to the personal property will not qualify as rents from real property.

    - The real estate investment trust generally must not operate or manage the property or furnish or render services to tenants. However, the real estate investment trust may:

     - provide services that are usually or customarily rendered in connection with the rental of a room or other space for occupancy only and are not otherwise considered rendered to the occupant;

     - provide or furnish non-customary services through an independent contractor if the independent contractor is adequately compensated and the real estate investment trust derives no income from the independent contractor; and

     - for taxable years beginning after August 5, 1997, provide non-customary services with respect to its properties if the income from the provision of such services with respect to any particular property does not exceed 1% of all amounts received by the real estate investment trust from such property.

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
    We have not charged, and do not anticipate charging, rent that is based in whole or in part on the income or profits of any person. We have not derived, and do not anticipate deriving, rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents.

    We have provided and will provide services with respect to the multifamily apartment communities. We believe that the services with respect to our communities that have been and will be provided by us are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise rendered to particular tenants; or, for tax years beginning after August 5, 1997, income from the provision of other kinds of services with respect to a given property has not and will not exceed 1% of all amounts received by us from such property. Therefore, we believe that the provision of such services has not and will not cause rents received with respect to our communities to fail to qualify as rents from real property. We believe that services with respect to our communities that we believe may not be provided by us directly without jeopardizing the qualification of rent as rents from real property have been and will be performed by independent contractors, which do not include the management companies owned by Gables Realty Limited Partnership.

    Generally the management companies owned by Gables Realty Limited Partnership receive fees in consideration of the performance of property management services with respect to properties owned by third parties. Any such fee income is taxable to the management company that provided the services. Gables Realty Limited Partnership may have received and may continue to receive fees in consideration of the performance of property management services with respect to properties not owned entirely by Gables Realty Limited Partnership. A portion of such fees corresponding to that portion of a property owned by a third party will not qualify under the 75% or 95% gross income tests.

    Gables Realty Limited Partnership also has received and may continue to receive other types of income with respect to the properties it owns that will not qualify for the 75% or 95% gross income tests, including rent with respect to some of the apartment units leased to particular management companies owned by Gables Realty Limited Partnership, which constitutes nonqualifying rent from related party tenants. In addition, interest payments on some of the notes of the management companies held by Gables Realty Limited Partnership and dividends on Gables Realty Limited Partnership's stock in the management companies will not qualify under the 75% gross income test. We believe, however, that the aggregate amount of such fees and other nonqualifying income in any taxable year will not cause us to exceed the limits on nonqualifying income under the real estate investment trust gross income tests.

    If we fail to satisfy one or both of the 75% or 95% gross income test for any taxable year, we may nevertheless qualify as a real estate investment trust for that year if we are eligible for relief under the Internal Revenue Code. These relief provisions generally will be available if:

    - our failure to meet these tests was due to reasonable cause and not due to willful neglect;

    - we attach a schedule of the sources of our income to our federal income tax return; and

    - any incorrect information on the schedule is not due to fraud with intent to evade tax.

    It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limits on such income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in "Federal Income Tax Considerations and Consequences of Your Investment-Federal income taxation," even if these relief provisions apply, a tax would be imposed with respect to the excess net income. No similar mitigation provision provides relief if we failed the 30% gross income test in a taxable year beginning on or before January 1, 1997, and any such failure to qualify would have caused us to fail to qualify as a real estate investment trust. See the discussion below on the

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consequences of failing to qualify as a real estate investment trust in "Federal
Income Tax Considerations and Consequences of Your Investment-Failure to qualify."

    ASSET TESTS. At the close of each quarter of our taxable year, we also must satisfy three tests relating to the nature and diversification of our assets.

    - First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities.

    - Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

    - Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets, and we may not own more than 10% of any one issuer's outstanding voting securities.

    Gables Realty Limited Partnership owns 100% of the nonvoting stock and 1% of the voting stock of particular property management companies. The management companies owned by Gables Realty Limited Partnership do not qualify as qualified real estate investment trust subsidiaries. By virtue of our ownership of units of beneficial interest in Gables Realty Limited Partnership, we will be considered to own our pro rata share of the stock of the management companies. Neither we nor Gables Realty Limited Partnership, however, owns more than 1% of the voting securities of any management company owned by Gables Realty Limited Partnership. In addition, we and our senior management do not believe that our pro rata share of the value of the securities of any of the management companies owned by Gables Realty Limited Partnership exceeds 5% of the total value of our assets. Our belief is based in part upon our analysis of the estimated value of the securities of the management companies owned by Gables Realty Limited Partnership relative to the estimated value of the other assets owned by Gables Realty Limited Partnership. We have not obtained any independent appraisals to support this conclusion. There can be no assurance that the Internal Revenue Service might not contend that the value of such securities of a management company owned by Gables Realty Limited Partnership held by our Company through Gables Realty Limited Partnership exceeds the 5% value limitation.

    The 5% test referred to above generally must be met for any quarter in which we acquire securities of an issuer. Thus, the 5% value requirement must be satisfied not only on the date we acquire equity and debt securities of the management companies owned by Gables Realty Limited Partnership, but also each time we increase our ownership of such securities of the management companies, including as a result of increasing our interest in Gables Realty Limited Partnership as limited partners exercise their redemption rights. Although we plan to take steps to ensure that we satisfy the 5% value test for any quarter with respect to which retesting occurs, such steps may not always be successful or may require a reduction in our overall interest in a management company owned by Gables Realty Limited Partnership.

    After initially meeting the asset tests at the close of any quarter, we will not lose our status as a real estate investment trust for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to maintain and believe that we have maintained adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

    ANNUAL DISTRIBUTION REQUIREMENTS. In order to be taxed as a real estate investment trust, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to

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    (a) the sum of (1) 95% of our real estate investment trust taxable income, which is computed without regard to the dividends-paid deduction and our capital gain, and (2) 95% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus

    (b) the sum of particular items of noncash income.

    Such distribution must be paid in the taxable year to which it relates, or in the following taxable year if declared before we timely file our federal income tax return for such year and if paid on or before the first regular dividend payment after such declaration. Capital gain dividends are not included in the calculation to determine whether we satisfy the above-described distribution requirement. In general, a capital gain dividend is a dividend attributable to net capital gain recognized by us and properly designated as such.

    Even if we satisfy the foregoing distribution requirements, to the extent that we do not distribute all of our net capital gain or real estate investment trust taxable income as adjusted, we will be subject to tax thereon at regular capital gains or ordinary corporate tax rates. Furthermore, if we should fail to distribute during each calendar year at least the sum of

    (a) 85% of our ordinary income for that year,

    (b) 95% of our capital gain net income for that year, and

    (c) any undistributed taxable income from prior periods,

    we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. In addition, during our recognition period, if we dispose of any asset subject to the rules regarding built-in gain, pursuant to guidance issued by the Internal Revenue Service, we will be required to distribute at least 95% of any after tax built-in gain recognized on the disposition of the asset. As stated above, the term "built-in-gain" refers to the excess of (a) the fair market value of the asset as of the beginning of the applicable recognition period over (b) the adjusted basis in such asset as of the beginning of such recognition period.

    We believe that we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, Gables Realty Limited Partnership's partnership agreement authorizes Gables GP, Inc., as general partner, to take such steps as may be necessary to cause Gables Realty Limited Partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

    It is expected that our real estate investment trust taxable income has been and will be less than our cash flow due to the allowance of depreciation and other noncash charges in computing real estate investment trust taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 95% distribution requirement. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions. In the event that such timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends in order to meet the dividend requirement.

    Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as "deficiency dividends." Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends.

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We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

    EARNINGS AND PROFITS. The existence of undistributed earnings and profits of a non-real estate investment trust predecessor corporation at the close of the taxable year generally will preclude a successor corporation from qualifying to be taxed as a real estate investment trust. In connection with our initial public offering, we acquired the assets of Wood Properties, Inc. We believe that as of the time of our acquisition of the assets of Wood Properties, Wood Properties had no earnings and profits for federal income tax purposes. Our belief is based upon a review of Wood Properties' tax returns, as well as a review of the minute books of Wood Properties for such periods. Nothing came to our attention during the course of such reviews that would cause us to believe that Wood Properties had undistributed C corporation earnings and profits. If, as a result of an examination of Wood Properties' returns by the Internal Revenue Service, the Internal Revenue Service determines that Wood Properties had undistributed earnings and profits at the time of our acquisition of its assets, we believe that distributions to shareholders in 1994 in excess of current earnings and profits likely would have been sufficient to distribute any such accumulated earnings and profits that carried over from Wood Properties. In the event that 1994 distributions were insufficient to distribute any such earnings and profits, and we were unable to utilize the deficiency dividend procedures in the United States Treasury Department regulations, we would fail to qualify as a real estate investment trust.

FAILURE TO QUALIFY

    If we fail to qualify for taxation as a real estate investment trust in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates, including any applicable alternative minimum tax. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to shareholders will be dividends, taxable as ordinary income, and subject to limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a real estate investment trust for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limit on such income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause.

TAXATION OF UNITED STATES SHAREHOLDERS AND POTENTIAL TAX CONSEQUENCES OF THEIR INVESTMENT IN THE SECURITIES

    When we refer to a United States shareholder, we mean a holder of common shares or preferred shares that is for federal income tax purposes

    - an individual who is a citizen or resident of the United States,

    - a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or

    - a partnership, trust or estate treated as a domestic partnership, trust or estate.

    For any taxable year for which we qualify for taxation as a real estate investment trust, amounts distributed to taxable United States Shareholders will be taxed as follows.

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    DISTRIBUTIONS GENERALLY.  Distributions other than capital gain dividends to
United States shareholders will be taxable as dividends to the extent of our current or accumulated earnings and profits as determined for federal income tax purposes. For purposes of determining whether distributions are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to any of our outstanding preferred shares and then to our common shares. Such dividends will be taxable to the holders as ordinary income and will not be eligible for the dividends-received deduction for corporations. To the extent that we make a distribution to a United States shareholder in excess of current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital with respect to the shares, reducing the United
States shareholder's tax basis in the shares, and the distribution in excess of a United States shareholder's tax basis in the shares will be taxable as gain realized from the sale of the shares. Dividends declared by our Company in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by us and received by the shareholder on December 31 of the year, provided that the dividend is actually paid by us during January of the following calendar year. United States shareholders may not include on their own federal income tax returns any of our tax losses.

    The Internal Revenue Service will deem us to have sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed in "Federal Income Tax Considerations and Consequences of Your Investment--Federal income taxation" above. Moreover, any deficiency dividend will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, shareholders may be required to treat particular distributions that would otherwise result in a tax-free return of capital as taxable dividends.

    CAPITAL GAIN DIVIDENDS. Dividends to United States shareholders that are properly designated by us as capital gain dividends will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gains, for the taxable year without regard to the period for which the shareholder has held his stock. However, corporate shareholders may be required to treat up to 20% of particular capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

    RETAINED CAPITAL GAINS. A real estate investment trust may elect to retain, rather than distribute, its net long-term capital gains received during the year. To the extent designated by the real estate investment trust in a notice to its shareholders, the real estate investment trust will pay the income tax on such gains, and the real estate investment trust shareholders must include their proportionate share of the undistributed long-term capital gains so designated in income. Each real estate investment trust shareholder will be deemed to have paid its share of the tax paid by the real estate investment trust, which will be credited or refunded to the shareholder. The basis of each shareholder's real estate investment trust shares will be increased by its proportionate amount of the undistributed long-term capital gains, net of the tax paid by the real estate investment trust, included in such shareholder's long-term capital gains.

    PASSIVE ACTIVITY LOSS AND INVESTMENT INTEREST LIMITATIONS. Distributions, including deemed distributions of undistributed long-term capital gains, from our Company and gain from the disposition of the securities will not be treated as passive activity income, and therefore shareholders may not be able to apply any passive losses against such income. Dividends from our Company, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deductibility of investment interest. However, net capital gain from the disposition of the securities or capital gain dividends, including deemed distributions of undistributed long-term capital gains, generally will be excluded from investment income.

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    SALE OF THE SECURITIES.  Upon the sale or exchange of the securities, the holder will generally recognize gain or loss equal to the difference between the amount realized on such sale and the tax basis of such securities. Assuming such securities are held as a capital asset, such gain or loss will be a long-term capital gain or loss if the securities have been held for more than one year. However, any loss recognized by a holder on the sale of common shares or preferred shares held for not more than six months and with respect to which capital gains were required to be included in such holder's income will be treated as a long-term capital loss to the extent of the amount of such capital gains so included.

    TREATMENT OF TAX-EXEMPT SECURITY HOLDERS. Distributions, including deemed distributions of undistributed long-term capital gains, from our Company to a tax-exempt employee pension trust or other domestic tax-exempt shareholder generally will not constitute unrelated business taxable income unless the shareholder has borrowed to acquire or carry its common shares or preferred shares. However, qualified trusts that hold more than 10% by value of the shares of particular real estate investment trusts may be required to treat a specified percentage of these distributions, including deemed distributions of undistributed long-term capital gains, as unrelated business taxable income. The percentage of any real estate investment trust dividend, including deemed distributions of undistributed long-term capital gains, treated as unrelated business taxable income is equal to the ratio of (1) the unrelated business taxable income earned by the real estate investment trust and treating the real estate investment trust as if it were a qualified trust and therefore subject to tax on unrelated business taxable income to (2) the total gross income, less particular associated expenses, of the real estate investment trust. An exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in section 401(a) of the Internal Revenue Code and exempt from tax under section 501(a) of the Internal Revenue Code.

    The requirement that a percentage of dividends be treated as unrelated business taxable income will apply only if (a) the real estate investment trust would not qualify as such for federal income tax purposes but for the application of an exception to the five or fewer requirement applicable to shares held by qualified trusts that looks through to the actual participants in the qualified trust to determine the number of owners and (b) the real estate investment trust is predominantly held by qualified trusts. A real estate investment trust is predominantly held by qualified trusts if either (a) a single qualified trust holds more than 25% by value of the real estate investment trust interests or (b) one or more qualified trusts, each owning more than 10% by value of the real estate investment trust interests, hold in the aggregate more than 50% of the real estate investment trust interests.

    Distributions by Gables Realty Limited Partnership to a tax-exempt holder of debt securities will generally not constitute unrelated business taxable income unless the acquisition of such debt securities is debt financed within the meaning of section 514(c) of the Internal Revenue Code.

TAXATION OF HOLDERS OF DEBT SECURITIES AND POTENTIAL TAX CONSEQUENCES OF THEIR INVESTMENT
IN THE DEBT SECURITIES

    STATED INTEREST AND MARKET DISCOUNT. Holders of debt securities will be required to include stated interest on the debt securities in gross income for federal income tax purposes in accordance with their methods of accounting for tax purposes. Purchasers of debt securities should be aware that the holding and disposition of debt securities may be affected by the market discount provisions of the Internal Revenue Code. These rules generally provide that if a holder of a debt instrument purchases it at a market discount and thereafter recognizes gain on a disposition of the debt instrument, including a gift or payment on maturity, the lesser of such gain or appreciation, in the case of a gift, and the portion of the market discount that accrued while the debt instrument was held by such holder will be treated as ordinary interest income at the time of the disposition. For this purpose, a purchase at a market discount includes a purchase after original issuance at a price below the debt instrument's stated principal amount. The market discount rules also provide that a holder who acquires a debt instrument

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at a market discount and who does not elect to include such market discount in income on a current basis may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such debt instrument until the holder disposes of the debt instrument in a taxable transaction.

    A holder of a debt instrument acquired at a market discount may elect to include the market discount in income as the discount thereon accrues, either on a straight line basis or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired by such holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Securities and Exchange Commission or the Internal Revenue Service. If a holder of a debt security elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on a sale or particular other dispositions of such debt security and the deferral of interest deductions on indebtedness related to such debt security would not apply.

    AMORTIZABLE BOND PREMIUM. Generally, if the tax basis of an obligation held as a capital asset exceeds the amount payable at maturity of the obligation, such excess may constitute amortizable bond premium that the holder may elect to amortize under the constant interest rate method and deduct the amortized premium over the period from the holder's acquisition date to the obligation's maturity date. A holder who elects to amortize bond premium must reduce the tax basis in the related obligation by the amount of the aggregate deductions allowable for amortizable bond premium.

    The amortizable bond premium deduction is treated as an offset to interest income on the related security for federal income tax purposes. Each prospective purchaser is urged to consult his tax advisor as to the consequences of the treatment of such premium as an offset to interest income for federal income tax purposes.

    DISPOSITION. In general, a holder of a debt security will recognize gain or loss upon the sale, exchange, redemption, payment upon maturity or other taxable disposition of the debt security. The gain or loss is measured by the difference between (a) the amount of cash and the fair market value of property received and (b) the holder's tax basis in the debt security as increased by any market discount previously included in income by the holder and decreased by any amortizable bond premium deducted over the term of the debt security. However, the amount of cash and the fair market value received excludes cash or other property attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income. Subject to the market discount and amortizable bond premium rules above, any such gain or loss will generally be long-term capital gain or loss, provided the debt security was a capital asset in the hands of the holder and had been held for more than one year.

BACKUP WITHHOLDING ON SECURITIES

    Under the backup withholding rules, a domestic holder of securities may be subject to backup withholding at the rate of 31% with respect to interest or dividends paid on, and gross proceeds from the sale of, the securities unless such holder (a) is a corporation or comes within other specific exempt categories and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of securities who does not provide us with his current taxpayer identification number may be subject to penalties imposed by the Commissioner of the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the holder's income tax liability.

    We will report to holders of securities and the Internal Revenue Service the amount of any interest or dividends paid and any amount withheld with respect to the securities during the calendar year.

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OTHER TAX CONSIDERATIONS

    EFFECT OF TAX STATUS OF GABLES REALTY LIMITED PARTNERSHIP ON REAL ESTATE INVESTMENT TRUST QUALIFICATION. Substantially all of our investments are through Gables Realty Limited Partnership. Gables Realty Limited Partnership may involve special tax considerations. Such considerations include

    - the allocations of income and expense items of Gables Realty Limited Partnership, which could affect the computation of our taxable income,

    - the status of Gables Realty Limited Partnership as a partnership as opposed to an association taxable as a corporation for income tax purposes, and

    - the taking of actions by Gables Realty Limited Partnership that could adversely affect our qualifications as a real estate investment trust.

    In addition, Gables Realty Limited Partnership owns properties through subsidiary partnerships. These partnerships have been structured in a manner that is intended to qualify them for taxation as partnerships for federal income tax purposes. If Gables Realty Limited Partnership or any other partnership in which Gables Realty Limited Partnership has an interest were treated as an association taxable as a corporation, we would fail to qualify as a real estate investment trust for a number of reasons.

    TAX ALLOCATIONS WITH RESPECT TO THE PROPERTIES. When property is contributed to a partnership in exchange for an interest in the partnership, the partnership generally takes a carryover basis in that property for tax purposes equal to the adjusted basis of the contributing partner in the property, rather than a basis equal to the fair market value of the property at the time of contribution. Pursuant to section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to such contributed property must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. We will refer to this allocation as the "book-tax difference." Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

    Gables Realty Limited Partnership was formed by way of contributions of appreciated property, including some of the multifamily apartment communities or interests therein. Consequently, Gables Realty Limited Partnership's partnership agreement requires tax allocations to be made in a manner consistent with section 704(c) of the Internal Revenue Code. The Treasury regulations under section 704(c) of the Internal Revenue Code provide partnerships with a choice of several methods of accounting for book-tax differences for property contributed on or after December 21, 1993, including the retention of the traditional method that was available under prior law or the election of particular alternative methods. Gables Realty Limited Partnership has elected the traditional method of section 704(c) allocations. Under the traditional method, which is the least favorable method from our perspective, the carryover basis of contributed interests in the multifamily apartment communities in the hands of Gables Realty Limited Partnership could cause us (a) to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all our communities were to have a tax basis equal to their fair market value at the time of the contribution and (b) to be allocated taxable gain in the event of a sale of such contributed interests in our communities in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in Gables Realty Limited Partnership. These allocations possibly could cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with real estate investment trust distribution requirements. However, we do not anticipate that this adverse effect will occur.

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    Interests in the multifamily apartment communities purchased by Gables
Realty Limited Partnership, other than in exchange for interests in Gables Realty Limited Partnership, simultaneously with or subsequent to our admission to Gables Realty Limited Partnership acquired an initial tax basis equal to their fair market value. Thus, section 704(c) of the Internal Revenue Code will not apply to such interests.

    MANAGEMENT COMPANIES. A portion of the amounts to be used to fund distributions to shareholders is expected to come from the management companies owned by Gables Realty Limited Partnership, through dividends on stock of these management companies held by Gables Realty Limited Partnership and interest on the debt securities of these companies held by Gables Realty Limited Partnership. In general, the management companies owned by Gables Realty Limited Partnership conduct activities, such as property management for third parties, that generate nonqualifying income for purposes of the real estate investment trust income tests described above. The management companies will not qualify as real estate investment trusts and will pay federal, state and local income taxes on their taxable incomes at normal corporate rates. We anticipate that, initially, deductions for interest and amortization will largely offset the otherwise taxable income of the management companies owned by Gables Realty Limited Partnership, but there can be no assurance that this will be the case or that the Internal Revenue Service will not challenge such deductions. Moreover, such deductions may not be available for any additional management companies owned by Gables Realty Limited Partnership, if any, established by us. Any federal, state or local income taxes that the management companies owned by Gables Realty Limited Partnership are required to pay will reduce the cash available for distribution by us to our shareholders.

    As described above, the value of the equity and debt securities of a management company held by us cannot exceed 5% of the value of our assets at a time when a holder of units in Gables Realty Limited Partnership exercises his redemption right or we otherwise are considered to acquire additional securities of a management company owned by Gables Realty Limited Partnership. See "Federal Income Tax Considerations and Considerations of Your Investment-Requirements for qualification." This limitation may restrict the ability of a management company owned by Gables Realty Limited Partnership to increase the size of its respective business unless the value of our assets is increasing at a commensurate rate.

SPECIAL TAX CONSIDERATIONS OF NON-UNITED STATES SHAREHOLDERS AND POTENTIAL TAX CONSEQUENCES OF THEIR INVESTMENT IN THE SECURITIES

    The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders are complex and no attempt will be made herein to provide more than a summary of such rules. IF YOU ARE A PROSPECTIVE NON-UNITED STATES SHAREHOLDER, YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT BY YOU IN THE SECURITIES, INCLUDING ANY REPORTING REQUIREMENTS.

    DISTRIBUTIONS NOT ATTRIBUTABLE TO GAIN FROM THE SALE OR EXCHANGE OF A UNITED STATES REAL PROPERTY INTEREST. Distributions to non-United States shareholders that are not attributable to gain from sales or exchanges by us of United States real property interests and are not designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common shares or preferred shares is treated as effectively connected with the non-United States shareholder's conduct of a United States trade or business, the non-United States shareholder generally will be subject to federal income tax at graduated rates, in the same manner as United States shareholders are taxed with respect to such distributions. In the case of a non-United States shareholder that is a non-United States

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corporation, the holder may also be subject to the 30% branch profits tax.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's common shares or preferred shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a non-United States shareholder's shares of common shares or preferred shares, such distributions will give rise to tax liability if the non-United States shareholder otherwise would be subject to tax on any gain from the sale or disposition of his common shares or preferred shares.

    DISTRIBUTIONS ATTRIBUTABLE TO GAIN FROM THE SALE OR EXCHANGE OF A UNITED STATES REAL PROPERTY INTEREST. For any year in which we qualify as a real estate investment trust, distributions that are attributable to gain from sales or exchanges by us of United States real property interests will be taxed to a non-United States shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980. Under the Real Property Tax Act, distributions attributable to gain from sales of United States real property interests are taxed to a non-United States shareholder as if such gain were effectively connected with United States business. Non-United States shareholders thus would be taxed at the normal capital gain rates applicable to United States shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Distributions subject to the Real Property Tax Act also may be subject to a 30% branch profits tax in the hands of a non-United States corporate shareholder not entitled to treaty relief or exemption.

    WITHHOLDING OBLIGATIONS FROM DISTRIBUTIONS TO FOREIGN
STOCKHOLDERS. Although tax treaties may reduce our withholding obligations, we generally will be required to withhold from distributions to non-United States shareholders, and remit to the Internal Revenue Service, (a) 35% of designated capital gain dividends, or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends and (b) 30% of ordinary dividends paid out of earnings and profits. In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions, will be treated as capital gain dividends for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% dividend withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax withheld by our Company with respect to a distribution to a non-United States shareholder exceeds the shareholder's United States tax liability with respect to such distribution, the non-United States shareholder may file for a refund of such excess from the Internal Revenue Service. Furthermore, the United States Treasury Department has issued final Treasury regulations governing information reporting and certification procedures regarding withholding and backup withholding on certain amounts paid to non-United States shareholders. These withholding regulations, which will apply to covered payments after December 31, 1999, may alter the procedure for claiming the benefits of an income treaty.

    SALES OF COMMON SHARES OR PREFERRED SHARES BY A NON-UNITED STATES SHAREHOLDER. Gain recognized by a non-United States shareholder upon a sale of his common shares or preferred shares generally will not be taxed under the Foreign Investment in Real Property Tax Act of 1980 if we are a domestically controlled real estate investment trust. A domestically controlled real estate investment trust is defined generally as a real estate investment trust in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-United States persons. It is currently anticipated that we will be a domestically controlled real estate investment trust, and, therefore, sales of common shares or preferred shares will not be subject to taxation under the Real Property Tax Act. However, because the common shares and preferred shares will be traded publicly, we may not continue to be a domestically controlled real estate investment trust. Furthermore, gain not subject to the Real Property Tax Act will be taxable to a non-United States shareholder if (a) investment in the common shares or preferred shares is effectively connected with the non-United States shareholder's United States trade or business, in which case the non-United States shareholder

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will be subject to the same treatment as United States shareholders with respect to such gain, or (b) the non-United States shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of common shares or preferred shares were to be subject to taxation under the Real Property Tax Act, the non-United States shareholder will be subject to the same treatment as United States shareholders with respect to such gain. The non-United States shareholder may, however, be subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of Non-United States corporations. In addition, a purchaser of common shares or preferred shares subject to taxation under the Real Property Tax Act would generally be required to deduct and withhold a tax equal to 10% of the amount realized on the disposition by a non-United States shareholder. Any amount withheld would be creditable against the non-United States shareholder's Foreign Investment in Real Property Tax Act of 1980 tax liability. See "--Withholding obligations from distributions to foreign shareholders" of this section for a discussion of the withholding regulations.

STATE AND LOCAL TAX

    Our Company and its shareholders may be subject to state and local tax in various states and localities, including those in which it or they transact business, own property or reside. The tax treatment of our Company and the shareholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, as a prospective investor, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

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                              PLAN OF DISTRIBUTION

    Gables Trust may sell preferred shares, common shares and warrants. Gables Realty Limited Partnership may sell debt securities to or through one or more underwriters or dealers for public offering and sale by or through them, directly to one or more individual, institutional or other purchasers, through agents or through a combination of any such methods of sale. Any such underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales to investors through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferrable. In connection with any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

    The distribution of the securities may be effected from time to time in one or more transactions (1) at a fixed price or prices, which may be changed,
(2) at market prices prevailing at the time of sale, (3) at prices related to such prevailing market prices, or (4) at negotiated prices. Any of the prices may represent a discount from the prevailing market prices.

    In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

    - identify any such underwriter or agent,

    - describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents,

    - identify the amounts underwritten, and

    - identify the nature of the underwriter's obligation to take the securities.

    Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common shares which are listed on the New York Stock Exchange. Any common shares sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. We may elect to list any series of debt securities or preferred shares, respectively, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of debt securities, preferred shares or warrants.

    Until the distribution of the securities is completed, rules of the Securities and Exchange Commission may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

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    If any underwriters create a short position in the securities in connection with an offering whereby they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

    The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

    We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act.

    Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

    If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase the securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing the payment and delivery on the date or dates stated in such prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve such institutions. The obligations of any purchaser under any such contracts will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

    If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase debt securities from Gables Realty Limited Partnership at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of debt securities sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the debt securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such purchaser is subject, and (b) if the debt securities are being sold to underwriters, Gables Realty Limited Partnership shall have sold to such underwriters the total principal amount of the debt securities less the principal amount thereof covered by Gables Realty Limited Partnership Contracts.

                                       57
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The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

    To comply with applicable state securities laws, the securities offered hereby will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

                                 LEGAL MATTERS

    Particular legal matters, including the legality of the securities, will be passed upon for us by Goodwin, Procter & Hoar LLP, Boston, Massachusetts.

                                    EXPERTS

    The financial statements and schedules incorporated by reference in this prospectus and elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                       58
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                                  $180,000,000

                                     [LOGO]

                       GABLES REALTY LIMITED PARTNERSHIP

                          5.75% SENIOR NOTES DUE 2007

                            -----------------------

                             PROSPECTUS SUPPLEMENT

                                 JUNE 28, 2002

                             ---------------------

                                    JPMORGAN
                              WACHOVIA SECURITIES
                         BANC OF AMERICA SECURITIES LLC
                           PNC CAPITAL MARKETS, INC.
                           SUNTRUST ROBINSON HUMPHREY
                      WELLS FARGO BROKERAGE SERVICES, LLC
                                  AMSOUTH BANK
                          SOUTHTRUST SECURITIES, INC.